SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant |X|

     Filed by a party other than the registrant |_|

     Check the appropriate box:
     |_|  Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     |X|  Definitive Proxy Statement
     |_|  Definitive Additional Materials
     |_|  Soliciting Material Under Section 240.14a-12

                               DELUXE CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

--------------------------------------------------------------------------------
                                                        DELUXE CORPORATION
                                                        3680 Victoria Street N.
                                                        Shoreview, MN 55126-2966
                                                        P.O. Box 64235
                                                        St. Paul, MN 55164-0235
[LOGO]
--------------------------------------------------------------------------------



                        NOTICE OF MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 4, 2000

To the Shareholders of Deluxe Corporation:

    The 2000 regular meeting of shareholders will be held in the Continental Room at the Holiday Inn - St. Paul North at 1201 W. County Road E, St. Paul, Minnesota 55112 on Friday, August 4, 2000, at 11:00 a.m. for the following purposes:

    1. to elect 8 Directors to hold office until the 2001 regular meeting of shareholders;

    2. to consider and act upon a proposal to approve the Deluxe Corporation 2000 Annual Incentive Plan;

    3. to consider and act upon a proposal to approve the Deluxe Corporation 2000 Stock Incentive Plan;

    4. to consider and act upon a proposal to ratify the selection of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 2000; and

    5. to take action on any other business that may properly come before the meeting.

    Shareholders of record at the close of business on June 5, 2000 are entitled to vote at the meeting and at any adjournment thereof.

    Whether or not you expect to be present at the meeting, please complete, sign, date, and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request. Telephonic and Internet voting are also permitted in accordance with the instructions set forth on your proxy card.

                                                      John H. LeFevre
Dated:  June 23, 2000                                 Secretary

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU.

    WE URGE INVESTORS AND SECURITY HOLDERS TO READ EFUNDS CORPORATION'S REGISTRATION STATEMENT ON FORM S-4, INCLUDING THE PROSPECTUS RELATING TO THE EXCHANGE OFFER DESCRIBED HEREIN, WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN THESE AND OTHER DOCUMENTS RELATING TO THE TRANSACTION ARE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, THEY MAY BE OBTAINED FREE AT THE SEC'S WEB SITE AT www.sec.gov. HOLDERS OF DELUXE COMMON STOCK MAY ALSO OBTAIN EACH OF THESE DOCUMENTS (WHEN THEY BECOME AVAILABLE) FOR FREE BY DIRECTING YOUR REQUEST TO DELUXE CORPORATION, C/O SHAREOWNER SERVICES, P.O. BOX 64873, SAINT PAUL, MINNESOTA 55164-0873. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BY ANY SALE OF SECURITIES IN ANY STATE IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. NO OFFERING OF SECURITIES SHALL BE MADE EXCEPT BY MEANS OF A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED.

--------------------------------------------------------------------------------


                               DELUXE CORPORATION

            3680 VICTORIA STREET N., SHOREVIEW, MINNESOTA 55126-2966


--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                 2000 REGULAR MEETING OF SHAREHOLDERS TO BE HELD
                                 AUGUST 4, 2000

    The accompanying proxy is solicited by the Board of Directors of Deluxe Corporation (the "Company") in connection with the 2000 regular meeting (including any adjournments, the "Meeting") of shareholders of the Company to be held August 4, 2000.

    The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all shareholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of the Company. These solicitors will not be specially compensated for such activities, but they may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also retained, at its expense, Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The cost of such proxy solicitation services is expected to be less than $25,000. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals.

     A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on or about June 30, 2000. Telephonic and Internet voting are also permitted in accordance with the instructions on your proxy card.

    Only shareholders of record at the close of business on June 5, 2000 may vote at the Meeting. As of that date, there were 72,322,238 shares of common stock, $1.00 par value per share ("Common Stock"), of the Company outstanding. Such shares constitute the only class of the Company's outstanding equity securities. Each shareholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

    Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named and the other matters described in this proxy statement. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If a shareholder returns a proxy on which he or she elects to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote, with respect to such matters.

    During 1999, the Company announced that it planned to reduce its corporate support group and move most corporate resources into the Company's operating units to enable them to operate more independently. These moves were substantially completed by the end of 1999. In April 1999, the Company announced that it was changing its business model to a holding company structure with four independently operated business units: Paper Payment Systems; Electronic Payment Solutions; Professional Services and Government Services. In January 2000, the Company announced that its Board of Directors approved a plan to combine its Electronic Payment Solutions, Professional Services and Government Services segments into a separate, independent, publicly traded company to be called eFunds Corporation ("eFunds").

    eFunds has filed a registration statement with the Securities and Exchange Commission to issue shares of its common stock to the public through an initial public offering (the "eFunds IPO"). After this offering, the Company will continue to own at least 80.1% of eFunds' outstanding shares. The Company plans to distribute all of its shares of eFunds' common stock to its shareholders who tender shares of the Company's common stock in an exchange offer (the Split-off). The Company has requested a private letter ruling from the Internal Revenue Service (IRS) that the Split-off would be a tax-free transaction to the Company and its shareholders. The Split-off is contingent upon the Company receiving a favorable tax ruling from the IRS.

    Management believes that the plan to Split-off the Company's higher growth businesses is consistent with its strategy to create strategically focused enterprises that can independently achieve their business objectives, raise capital and pursue growth opportunities in their respective markets. Management also believes that splitting-off its electronic payment related businesses into a publicly traded company maximizes shareholder value.

                          ITEM 1: ELECTION OF DIRECTORS

    The Board of Directors has set the size of the Board at eight persons and recommends that the persons listed below be elected Directors to serve until the 2001 regular meeting of the Company's shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below. All of the nominees are presently Directors of the Company whose terms of office will expire at the Meeting.

JOHN A. BLANCHARD III, age 57, has served as President and Chief Executive Officer of the Company since May 1, 1995 and as Chairman of the Board of Directors since May 6, 1996. Mr. Blanchard has also served as Chairman of the Board and Chief Executive Officer of eFunds since March 1, 2000 and he is expected to continue in that role following the Split-off. From January 1994 to April 1995, Mr. Blanchard was executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was chairman and chief executive officer of Harbridge Merchant Services, a national credit card processing company. Previously, Mr. Blanchard was employed by American Telephone & Telegraph Company for 25 years, most recently as senior vice president responsible for national business sales. Mr. Blanchard also serves as a director of Wells Fargo and Company and ADC Telecommunications, Inc. It is anticipated that Mr. Blanchard will resign as an officer and director of the Company at the time the Split-off is completed.

LAWRENCE J. MOSNER, age 58, served as Executive Vice President of the Company since July 1997 and became Vice-Chairman of the Company's Board of Directors in August 1999. As Executive Vice President and Vice Chairman, Mr. Mosner had overall responsibility for all of the Company's day-to-day operations until Mr. Blanchard assumed responsibility for eFunds as its chief executive officer. Following the Split-off, Mr. Mosner is expected to succeed Mr. Blanchard as Chairman of the Board and Chief Executive Officer of the Company. Mr. Mosner served as Senior Vice President of the Company from November 1995 until October 1996, when he became President of Deluxe Direct, Inc. ("DDI") a subsidiary of the Company that provided management services to the companies in the Company's former Deluxe Direct business unit. Deluxe Direct, which as divested in 1998, was a direct mail marketer of specialty papers and other products to small businesses through PaperDirect, Inc. ("PaperDirect") and greeting cards, gift wrap, small gifts and related products through Current, Inc. ("Current"). Deluxe Direct also marketed checks to consumers via direct mail, but this direct mail check business was not included in the divestiture. As a Senior Vice President of the Company and President of DDI, Mr. Mosner served as the principal executive officer of Deluxe Direct. In February 1997, Mr. Mosner returned to the office of Senior Vice President of the Company and he served as President of its Paper Payment Systems business unit until he became Executive Vice President of the Company. Mr. Mosner was executive vice president and chief operating officer of Hanover Direct, a direct marketing company, with responsibility for non-apparel products, from 1993 until he joined the Company. Previously, he was employed for 28 years by Sears, Roebuck and Company, where he was Vice President of catalog merchandising from 1991 to 1993.

RONALD E. EILERS, age 52, joined the Company in 1988 when it purchased Current. From 1990 to 1995, Mr. Eilers served as Vice President and General Manager of Current's direct mail check business. In 1995, Mr. Eilers became President of the Company's former PaperDirect subsidiary and the manager of the Company's business forms division. Mr. Eilers became a Vice President of DDI in October 1996 and he succeeded Mr. Mosner as the President of DDI in February 1997. Current's non-check printing businesses and PaperDirect were divested in 1998. In August 1997, Mr. Eilers became a Senior Vice President of the Company and now manages its Paper Payment Systems business. Mr. Eilers is expected to serve as President and Chief Operating Officer of the Company following the Split-off.

BARBARA B. GROGAN, age 52, is the founder of Western Industrial Contractors of Denver, Colorado ("Western Industrial") and has served as its president and chief executive officer since 1982. Western Industrial specializes in the moving and installation of heavy industrial equipment. Ms. Grogan was elected to the Board of Directors in 1991. Ms. Grogan also serves as a director of Pentair Industries, Inc. and Apogee Enterprises, Inc.

STEPHEN P. NACHTSHEIM, age 55, is a corporate vice president of Intel Corporation ("Intel") and has served as the co-director of Intel Capital since 1998. From 1994 until he transferred to his current position, Mr. Nachtsheim served as the general manager of Intel's mobile/handheld products group. Intel designs and manufactures integrated circuits, microprocessors and other electronic components. Mr. Nachtsheim has been employed by Intel since 1981. Mr. Nachtsheim was elected to the Board of Directors in November 1995.

CALVIN W. AURAND, JR., age 70, became the chairman of the board of directors, president and chief executive officer of Banta Corporation ("Banta") in July 1989, where he served until his retirement in April 1995. Banta is a printing services company. Mr. Aurand was elected to the Board of Directors in November 1996. Mr. Aurand also serves on the board of directors of US Can Corp.

DONALD R. HOLLIS, age 64, has served as president of DRH Strategic Consulting, Inc., a consulting firm which assists technology firms and financial institutions in developing and improving their products based on information technology, since January 1996. Mr. Hollis also serves as president of Hollis Enterprises of Vermont, Inc. which provides services to consumers and small businesses. From 1981 through 1995, Mr. Hollis served as executive vice president and chief technical officer of First Chicago Corporation, a bank holding company. Mr. Hollis was elected to the Board of Directors in November 1996.

ROBERT C. SALIPANTE, age 44, has served as president and chief operating officer of ReliaStar, a holding company specializing in financial services since July 1999. Prior to this position, Mr. Salipante served as senior vice president, personal financial services of ReliaStar from November 1996 through June 1999. Mr. Salipante joined ReliaStar in July 1992 as senior vice president and chief financial officer and has since served in a variety of senior management positions. Mr. Salipante was elected to the Board of Directors in November 1996.

     The Board of Directors has engaged the services of a professional recruiting firm for the purpose of identifying suitable candidates to be added to the Board of Directors. Although these efforts are on-going, no candidate has been identified for nomination for election at the Meeting. The Board of Directors expects, however, to recruit one or more additional candidates for election to the Board of Directors after the Meeting and to enlarge the size of the Board and elect such candidate or candidates to serve on the Board of Directors after the Meeting until the regular meeting of shareholders in 2001.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named as proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the Meeting, which is not presently anticipated, the persons named as proxies will vote for such other person or persons as they may, in their discretion, determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 31, 2000 (except as otherwise noted), the number of shares of Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock and each Director, each person named in the Summary Compensation Table that appears elsewhere in this Report (the "Named Executive Officers"), and all of the Directors and executive officers of the Company as a group:


                                       NUMBER OF                 NUMBER OF RESTRICTED
NAME OF BENEFICIAL OWNER       SHARES BENEFICIALLY OWNED             STOCK UNITS(1)             TOTAL(1)
------------------------       -------------------------             --------------             --------
FMR Corp.
82 Devonshire Street
Boston, MA 02109(2).....................7,904,999

ESL Partners, L.P.
One Lafayatte Place
Greenwich, CT 06832(3)..................4,292,400

John A. Blanchard III(4)..................479,099..............................0..................479,099

Lawrence J. Mosner(5) ....................236,192.........................16,801..................252,993

Thomas W. VanHimbergen(6) ................119,941..............................0..................119,941

Ronald E. Eilers(7)........................71,303..........................5,000...................76,303

Debra A. Janssen(8)........................17,085..........................1,889...................18,974

Dr. James J. Renier(9) ....................15,380..............................0...................15,380

Barbara B. Grogan(10) ......................6,925..........................2,651....................9,576

Stephen P. Nachtsheim(11) ..................3,471..........................2,424....................5,895

Calvin W. Aurand, Jr.(12) ..................2,100..........................2,204....................4,304

Donald R. Hollis(13) .......................8,815..............................0....................8,815

Robert C. Salipante(14) ....................5,226..............................0....................5,226

Jack Robinson(15) ..........................8,836..........................1,710...................10,546

Hatim A. Tyabji(15).........................1,000..........................4,407....................5,407

All Directors and executive officers
as a group (14 persons)(16) ............1,052,948........................ 38,875................1,091,823



(1) The restricted stock units held by the executive officers of the Company will vest and be converted into shares of Common Stock at various times between August 8, 2000 and January 28, 2001 as described in footnotes (1) and (2) to the Summary Compensation Table. The restricted stock units held by the Directors of the Company were received in lieu of directors' fees pursuant to the Deluxe Corporation Non-Employee Stock and Deferral Plan. These units will generally be converted into shares of Common Stock when the holder ceases to serve as a Director of the Company. The shares of Common Stock subject to issuance upon the vesting of the restricted stock units shown are not beneficially owned by the holders thereof.

(2) Based on a Schedule 13G, dated as of February 14, 2000, filed by FMR Corp. ("FMR"), Edward C. Johnson 3d, chairman of FMR, Abigail P. Johnson, a director of FMR, Fidelity Management & Research Company ("Fidelity"), an investment advisor and a wholly owned subsidiary of FMR, and Fidelity Value Fund, an investment company ("FVF"), with the Commission. According to such Schedule 13G, Mr. Johnson and FMR, through its control of Fidelity, which serves as investment advisor to various registered investment companies (the "Funds"), and the Funds each have sole power to dispose of 6,135,200 shares (8.5% of the outstanding shares of Common Stock on June 5, 2000) owned by the Funds. One of the Funds, FVF, owned 5,952,300 shares or 8.2% of the Company's outstanding shares on June 5, 2000. Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of the shares held by the Funds. Fidelity carries out the voting of the shares under guidelines established by the Fund's Board of Trustees. Mr. Johnson and FMR, through its control of Fidelity Management Trust Company, a bank which is a wholly owned subsidiary of FMR ("FMTC"), may also be deemed the beneficial owners of an additional 1,214,269 shares held by institutional accounts managed by FMTC. FMR and Mr. Johnson each have sole dispositive and voting power with respect to 356,869 of such shares and sole dispositive and no voting power with respect to 857,400 of such shares. Members of the Johnson family, including Edward C. Johnson 3d and Abigail P. Johnson, may be deemed to form a controlling group with respect to FMR. Strategic Advisers, Inc., a wholly owned subsidiary of FMR, provides investment advice to individuals. It has sole dispositive power, but not the sole voting power, with respect to certain securities held for its clients. FMR's beneficial ownership of shares of Common Stock may include shares beneficially owned by Strategic Advisers, Inc. Edward C. Johnson is the chairman of Fidelity International Limited ("FIL") and Mr. Johnson and his family own shares of FIL representing approximately 40% of the total voting power of FIL's outstanding securities. FIL is the beneficial owner of 555,530 shares of Common Stock. FMR and FIL are each of the view that they are not required to attribute to other the beneficial ownership of securities beneficially owned by them. However, in the February 14, 2000 Schedule 13G, FMR voluntarily included the shares beneficially owned by FIL in the number of shares beneficially owned by FMR.

(3) Based on a schedule 13G, dated March 10, 2000, filed with the Commission by ESL Partners, L.P. (2,805,971 shares), ESL Limited (631,487 shares), ESL Institutional Partners, L.P. (57,060 shares) and ESL Investors, L.L.C. (797,882 shares). These entities (the "ESL Reporting Group") each have sole voting and dispositive power with respect to the number of shares indicated after their respective names and the members of the ESL Reporting Group are, collectively, the beneficial owners of an aggregate of 4,292,400 shares of the Company's Common Stock, or 5.9% of the number of shares outstanding on June 5, 2000.

(4) Includes 414,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(5) Includes 198,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(6) Includes 200 shares held by the Lynne A. VanHimbergen Trust and 94,001 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Mr. VanHimbergen left the employ of the Company on May 31, 2000.

(7) Includes 54,851 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Table does not reflect an additional .12 share held in a brokerage account for the benefit of Mr. Eilers.

(8) Includes 15,001 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days. Ms. Janssen left the employ of the Company on June 1, 2000.

(9) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 684 shares of restricted stock. The transfer restrictions on 304 of such shares will lapse on June 15, 2000 and the restrictions on the remaining 380 shares will lapse on September 15, 2000.

(10) Includes 4,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(11) Includes 2,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 1,000 shares held by the Nachtsheim Family Trust.

(12) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(13) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days, 3,036 shares held by the Hollis Family Limited Partnership I and 833 shares of restricted stock. The transfer restrictions on 407 of the restricted shares will lapse on June 15, 2000 and the restrictions on the remaining 426 shares will lapse on September 15, 2000.

(14) Includes 1,000 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 635 shares of restricted stock. The transfer restrictions on 292 of the restricted shares will lapse on June 15, 2000 and the restrictions on 343 of such shares will lapse on September 15, 2000.

(15) Includes 333 restricted shares which will vest on the date of the Company's next annual shareholders meeting, provided that the holder remains a Director after the meeting. Messrs. Robinsion and Tyabji serve on the board of directors of eFunds and not standing for re-election at the Meeting.

(16) Number of Shares Beneficially Owned includes 858,520 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days and 2,818 shares of restricted stock that will vest as described in footnotes, (9), (13), (14) and (15). The group comprised of the executive officers and directors of the Company beneficially owned approximately 1.5% of the outstanding shares of Common Stock on May 31, 2000.

    Immediately prior to the Split-off, all outstanding options to purchase shares of the Company's Common Stock will be converted into new options to purchase shares of the Company's Common Stock and options to purchase the common stock of eFunds. The actual number of options to be issued and the exercise price of those options will be determined immediately prior to the Split-off based on the market price of the Company's Common Stock and eFunds' common stock. Based on an assumed price of eFunds common stock of $15.00 per share and the closing price of the Company's Common Stock on June 2, 2000 ($24.125), the number of options to purchase shares of the Company's Common Stock held by each person listed in the table and the directors and officers as a group would be reduced by approximately 35%.


-------------------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------

                                                                                       LONG-TERM             ALL OTHER
                                                                                     COMPENSATION         COMPENSATION(3)
                                                       ANNUAL                     -------------------
                                                    COMPENSATION
                                                                                      AWARDS

-------------------------------------------------------------------------------------------------------------------------
                                                                                            SECURITIES
                                                                                              UNDER-
                                                                                   RESTRICTED LYING
                                                                    OTHER ANNUAL     STOCK   OPTIONS/
 NAME AND PRINCIPAL POSITION       YEAR     SALARY      BONUS(1)    COMPENSATION    AWARDS(2)  SARS
-------------------------------------------------------------------------------------------------------------------------
  John A. Blanchard III(4)        1999    $680,000      $680,000      $22,866           0     185,000           $136,400
  President and Chief             1998    $600,000    $1,200,000      $13,848           0     176,000            $79,051
  Executive Officer               1997    $600,000      $638,550      $11,328           0     100,000            $67,745

-------------------------------------------------------------------------------------------------------------------------
  Lawrence J. Mosner              1999    $440,000      $440,000      $14,465           0      80,000            $37,052
  Vice Chairman                   1998    $440,000      $880,000      $39,334           0      80,000            $68,175
                                  1997    $440,000      $394,293      $45,153    $461,250     100,000           $108,623

-------------------------------------------------------------------------------------------------------------------------
  Thomas W. VanHimbergen(5)       1999    $325,000      $243,750      $17,891           0      50,000            $41,223
  Executive Vice President        1998    $300,000      $405,000      $13,815           0      41,000            $15,188
  and Chief Financial Officer     1997    $200,000      $142,610      $31,547    $154,375      50,000            $34,959

-------------------------------------------------------------------------------------------------------------------------
  Ronald E. Eilers(6)             1999    $302,333      $146,858         $190           0      35,616            $35,158
  President and Chief             1998    $275,000      $295,531       $3,963           0      50,000            $36,801
  Operating Officer               1997    $242,083      $262,892      $29,596    $168,750       9,000            $72,350
  (Paper Payment Systems)

-------------------------------------------------------------------------------------------------------------------------
  Debra A. Janssen (7)            1999    $261,282      $168,233       $8,719           0      25,000            $17,476
  President and Chief             1998    $198,892      $168,300       $2,467           0      10,000                 __
  Operating Officer (eFunds)      1997          __            __           __          __          __                 __

-------------------------------------------------------------------------------------------------------------------------


------------

(1) Bonus compensation for 1997 was earned under the Company's 1996 Annual Incentive Plan (the "Annual Incentive Plan") and the Company's quarterly bonus plan (the "Quarterly Bonus Plan"). The Quarterly Bonus Plan was terminated at the end of 1997 and all 1998 and 1999 incentive compensation was paid pursuant to the Annual Incentive Plan. Recipients of awards under the Annual Incentive Plan are entitled to elect to receive all or a portion of their incentive compensation in the form of shares of restricted stock or restricted stock units (whichever option is made available by the Compensation Committee). If an election is made to receive shares of restricted stock or restricted stock units, the amount of the cash forgone is increased by 25 percent in determining the number of shares of restricted stock or restricted stock units awarded. For awards earned during 1999 under the Annual Incentive Plan, restricted stock units were granted on January 28, 2000 in lieu of cash compensation as follows:
16,801 units ($440,000) to Mr. Mosner; 9,307 units ($243,750) to Mr.
VanHimbergen; and 1,889 units ($49,480) to Ms. Janssen. For awards earned during 1998 under the Annual Incentive Plan, restricted stock units were granted on January 29, 1999 in lieu of cash compensation as follows: 24,701 units ($880,000) to Mr. Mosner; 6,315 units ($225,000) to Mr. VanHimbergen; and 4,608 units ($164,184) to Mr. Eilers. For awards earned during 1997 under the Annual Incentive Plan, restricted stock units were granted on January 30, 1998 in lieu of cash compensation as follows: 10,750 units ($354,750) to Mr. Blanchard; 11,948 units ($394,293) to Mr. Mosner; and 4,321 units ($142,610) to Mr.
VanHimbergen. The imputed value of the restricted stock units received by such persons is included in the bonus compensation amounts shown above and is based on the closing price of the Company's Common Stock on the date of grant of such units ($26.1875 on January 28, 2000, $35.625 on January 29, 1999 and $33.00 per
share on January 30, 1998). The units vest on the anniversary of the date of grant, subject to acceleration in the event of the death, disability or approved retirement of the holder and upon certain defined changes in control of the Company. If the employment of the holder is terminated without cause or if the holder voluntarily resigns prior to the vesting of the holder's restricted stock units, the holder will be entitled to receive a cash payment equal to the amount of incentive compensation foregone in exchange for such units.

Following the vesting of a restricted stock unit, the holder thereof is entitled to receive one share of Common Stock for each restricted stock unit that vests. Each restricted stock unit also entitles the holder to receive payments prior to the vesting date in an amount equal to the dividend payment on one share of Common Stock. Such amount is payable at the time the corresponding dividend is paid to the Company's shareholders.

(2) The valuations shown in the table are based on the closing price of the Common Stock on the date the awards indicated were granted. In addition to the awards described in the preceding footnote, grants of restricted stock units were made on January 31, 1997 (Mr. Mosner, 15,000 restricted stock units), May 1, 1997 (Mr. VanHimbergen, 5,000 restricted stock units) and August 8, 1997 (Mr. Eilers, 5,000 restricted stock units). Mr. Mosner's restricted stock units vested and were converted into shares of Common Stock on January 31, 2000. One-half of the restricted stock units granted to Mr. VanHimbergen vested and were converted into shares of Common Stock on May 1, 1998 and the remaining units vested and were converted into shares of Common Stock on May 1, 1999. The restricted stock units granted to Mr. Eilers in 1997 will vest and be converted into shares of Common Stock on August 8, 2000, provided that Mr. Eilers is then in the employ of the Company. These units will also vest and be converted into shares of Common Stock upon certain defined changes in control of the Company. Cash dividends are paid on all of the restricted stock units described above during the vesting period.

Based on the closing price of the Common Stock on December 31, 1999 ($27.4375 per share), the value at the end of the Company's last completed fiscal year of the aggregate restricted shares and restricted stock units (other than those received in lieu of incentive compensation as described in footnote (1)) held by the persons named above were: Mr. Blanchard, $685,938 (25,000 restricted shares); Mr. Mosner, $411,563 (15,000 restricted stock units); and Mr. Eilers, $137,182 (5,000 restricted stock units). The restrictions on all of Mr. Blanchard's restricted shares lapsed on May 1, 2000, the fifth anniversary of Mr. Blanchard's employment by the Company.

(3) All Other Compensation consists of (a) contributions to qualified retirement plans, (b) amounts credited to a non-qualified, supplemental retirement plan (defined contribution and profit sharing allocations in excess of Employee Retirement Income Security Act of 1974 (ERISA) limitations) and (c) amounts credited to a non-qualified deferred compensation plan as benefit plan equivalents. For 1999, these amounts were as follows: For Mr. Blanchard $16,000, $120,400 and $0, respectively; for Mr. Mosner $16,000, $16,520 and $4,532, respectively; for Mr. VanHimbergen $16,000, $21,875 and $3,348, respectively; for Mr. Eilers $16,000, $17,758 and $1,400, respectively; and for Ms. Janssen $11,200, $4,010 and $2,266, respectively. The qualified retirement plans referred to in clause (a) above, consisting of a defined contribution plan and profit sharing plan, and the non-qualified, supplemental retirement plan referred to in clause (b) above provide that contributions vest when made or declared.

All Other Compensation also includes income recognized from relocation expense reimbursement in excess of deductible amounts, incidental relocation compensation and guaranteed minimum resale price allowances in respect of residences sold that is paid to executives under the Company's relocation program. The persons named above recognized income in the following amounts under this program: Mr. Mosner, $27,123 (1998) and $41,025 (1997); Mr.
VanHimbergen, $1,028 (1998) and $34,959 (1997); and Mr. Eilers, $1,125 (1998)
and $32,852 (1997). Taxes reimbursed as a result of such recognition are reported under Other Annual Compensation in the corresponding years.

(4) Mr. Blanchard is entitled to supplemental retirement benefits (the "Supplemental Retirement Benefits") in addition to those ordinarily payable under the Company's profit-sharing, pension and supplemental retirement plans, and with respect to any Company-paid portion of contributory retirement plans, such as the Company's 401(k) plan (collectively, the "Base Plans"). The Supplemental Retirement Benefits are intended to provide Mr. Blanchard with annual retirement benefits approximating those that would be payable to Mr. Blanchard if he had an additional 15 years of service with the Company. The annual amount of the Supplemental Retirement Benefits is calculated by (i) multiplying 1.5 percent times Mr. Blanchard's actual number of years of service at retirement plus 15 and further multiplying the product obtained thereby by the average of Mr. Blanchard's highest five years of cash compensation (base salary plus annual cash incentive) with the Company and (ii) subtracting from the result obtained in clause (i) an amount equal to a level payment annuity obtained by assuming that the principal accumulated for Mr. Blanchard under the Base Plans will be distributed to Mr. Blanchard in 15 equal annual installments with interest paid at an annual rate of eight percent during the distribution period. The Supplemental Retirement Benefits became payable to Mr. Blanchard on May 1, 2000, the date on which Mr. Blanchard completed five years of continuous service with the Company. The Supplemental Retirement Benefits are payable for 15 years following termination of Mr. Blanchard's employment with the Company. Mr. Blanchard's base salary and his participation in the Company's retirement and other benefit plans continue for twenty-four months following any actual or constructive termination of his employment without cause, unless Mr. Blanchard's employment with the

Company is terminated in certain circumstances described in an Executive Retention Agreement entered on January 9, 1998, in which event payments to Mr. Blanchard following his termination of employment would be governed by that agreement. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements--Executive Retention Agreements." Provided that the Split-off is completed, the Company expects to make a lump-sum cash payment of approximately $3.8 million to Mr. Blanchard on January 1, 2001 in satisfaction of its obligations in respect of the Supplemental Retirement Benefits.

(5) Mr. VanHimbergen became an employee of the Company in May 1997 and left the employ of the Company on May 31, 2000.

(6) Mr. Eilers' 1997 bonus amount includes a special $146,250 retention bonus earned in connection with his service on behalf of companies held for sale by the Company.

(7) Ms. Janssen became an employee of the Company in February 1998 and left the employ of the Company on June 1, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Company's officer compensation program is designed to attract and retain highly skilled and capable executives and other individuals who will be responsible for ensuring the Company's future success. This group will include not only those executives and others who can sustain the Company's existing businesses, but also those who will envision new businesses and opportunities, including appropriate acquisitions and alliances, that will contribute to the Company's future success. The compensation program is also intended to align the interests of shareholders and management by linking both short- and long-term compensation to corporate performance, encouraging stock ownership by management and rewarding financial performance that increases total shareholder return.

    The Compensation Committee (the "Compensation Committee") of the Board of Directors has overall responsibility for compensation actions affecting the Company's senior executives. The Compensation Committee is currently composed of four members of the Board of Directors (Mr. Aurand, Chairman, Dr. Renier, Ms. Grogan and Mr. Hollis, who became a member of the Committee in January 2000) who are not current or former officers or employees of the Company.

    The Compensation Committee is responsible for:

    o Developing an executive compensation philosophy and related administrative policies;

    o Reviewing comparative market data for the Chief Executive Officer (the "CEO") and the Company's other senior executives (together with the CEO, the "Officers") and ensuring that the Company's compensation programs are competitive;

    o Approving the design of short- and long-term incentive compensation programs for the Officers and certain other divisional executives (the "Divisional Executives");

    o Establishing performance measurements and compensation awards under the Company's short- and long-term incentive compensation programs for the Officers and Divisional Executives;

    o   Determining the compensation of the CEO;

    o Reviewing and approving the compensation of the Company's other Officers; and

    o   Administering the Company's equity-based compensation programs.

    The Compensation Committee has access to and meets with independent compensation consultants regarding industry and geographic compensation levels and practices. For 1999, the Compensation Committee used compensation survey (the "Compensation Survey") data from two peer groups selected from among publicly traded companies to provide comparative data on the appropriate mix of compensation elements and overall compensation levels. The first peer group included companies engaged in similar industries or facing similar business challenges to those faced by the Company or which met other selected financial and quantitative criteria. The second peer group, which consisted of companies based in the Minneapolis-St. Paul area, was selected to permit examination of local pay practices. In either case, the comparative compensation data was extrapolated to most nearly approximate an industrial company with sales approximately equal to those of the Company in order to make appropriate compensation comparisons.

OFFICER COMPENSATION PROGRAM

    BASE SALARIES--As part of its overall short- and long-term compensation program, base salaries of the Officers during 1999 were generally set at or near the median of similar positions in the Compensation Survey.

    ANNUAL INCENTIVE COMPENSATION--Management and highly compensated employees selected by the Compensation Committee also participate in the Company's 1996 Annual Incentive Plan (as amended, the "Annual Incentive Plan"). For 1999, a total of 26 employees received awards pursuant to the Annual Incentive Plan.

    The 1999 performance criteria adopted by the Compensation Committee were intended to provide bonus cash compensation at approximately the 65th percentile and total cash compensation (base salary plus incentive) between the 50th and the 65th percentile of the companies in the Compensation Survey if the target goals were achieved, rising above such level if the goals were exceeded. A reduced level of compensation was to have been paid if the performance goals were not attained, and no incentive compensation would have been paid if the Company's performance fell below certain thresholds.

    For the Named Executive Officers, other than Mr. Eilers and Ms. Janssen, the only performance factor that was considered in determining incentive compensation for 1999 under the Annual Incentive Plan was Deluxe Value Added, a criteria designed to measure the effectiveness of the Company's investment of its funds ("DVA"). Three-fourths of Mr. Eilers' incentive compensation for 1999 was linked to the financial performance of the Company's Paper Payment Systems segment, the operations of which are directed by Mr. Eilers. The balance of Mr. Eilers' incentive compensation was based on the DVA of the Company as a whole. Ms. Janssen's 1999 incentive compensation was based on the DVA of Deluxe Electronic Payment Systems, Inc. for the first half of 1999 and a combination of the revenue and DVA of the Company's Electronic Payment Solutions segment for the second half of 1999. In establishing performance measurements for 1999, the Compensation Committee considered that certain extraordinary or one-time gains and charges and the discontinuation or sale of certain business units could affect 1999 earnings and, as a consequence, DVA and business unit performance. The performance measurements were adjusted to eliminate the impact of such events, although the Compensation Committee retained the ability to reduce payments to the Officers in its discretion.

    As the Company's adjusted DVA and the applicable business unit performances met targeted levels during 1999, incentive compensation payments to the Officers under the Annual Incentive Plan for 1999 were generally at the targeted award levels, with the exception of Ms. Janssen, whose award was approximately 1.2 times the targeted level.

    LONG-TERM INCENTIVE COMPENSATION--The third element of the Company's compensation program involves stock options issued under the Company's Stock Incentive Plan (as amended, the "Stock Incentive Plan"). As part of the Company's strategy to emphasize performance-based compensation, the level of long-term incentive grants for 1999 was targeted at between the 50th and 65th percentile of the level of long-term incentive compensation provided by companies in the Compensation Survey. Each Named Executive Officer received an option grant in 1999, and the awards are described elsewhere herein under the caption "Option/SAR Grants in Last Fiscal Year." In 1995, the Company approved a four year performance share plan for certain of the key Executives. Awards were issued under this plan in 1996, but the performance requirements were not achieved and so no shares were issued pursuant to these awards. The performance share plan expired at the end of 1999 and was not renewed.

    1999 CEO COMPENSATION

    Mr. Blanchard became President and Chief Executive Officer of the Company effective May 1, 1995 and was elected Chairman of the Board of Directors on May 6, 1996. For 1999, Mr. Blanchard received base compensation of $680,000. Mr. Blanchard also earned incentive compensation of $680,000 under the Annual Incentive Plan. As more fully described above, Mr. Blanchard's 1999 incentive compensation was determined by a comparison between the Company's adjusted DVA and the performance standards set by the Compensation Committee.

    Mr. Blanchard was also awarded a ten-year, non-qualified stock option to purchase 185,000 shares of Common Stock in 1999. This option is exercisable at $35.9375 per share and will vest in three equal annual installments commencing on January 4, 2000 (subject to acceleration upon the occurrence of certain events customarily included in the Company's current form of non-qualified option agreements and in the event of certain defined changes in control of the Company).

    The Compensation Committee believes that the terms and amount of Mr. Blanchard's compensation are reasonable given the scope of Mr. Blanchard's duties and responsibilities.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

    The Compensation Committee believes that it is important for the Company to continue to be able to take all available tax deductions with respect to the compensation paid to its executive officers. Therefore, the Company has taken such actions as may be necessary under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to qualify for all available tax deductions related to executive compensation. The Omnibus Budget Reconciliation Act of 1993 created limitations governing the deductibility of compensation in excess of $1 million paid to the five named executive officers of publicly traded companies. The Committee expects that all performance-based compensation paid in 1999 to the Named Executive Officers under the plans described above will qualify for deductibility, either because the compensation is below the threshold for non-deductibility provided in Section 162(m) or because the payment of such compensation complies with the provisions of Section 162(m), and provide the Company's senior management team with a competitive level of compensation.

Calvin W. Aurand, Jr., Chairman
Barbara B. Grogan
James J. Renier
Donald R. Hollis

------------------------------------------------------------------------------------------------------------------------------
                                          OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)
------------------------------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF STOCK
                                                                                          PRICE APPRECIATION FOR OPTION
                                                                                          TERM(2)
                                                INDIVIDUAL GRANTS
------------------------- --------------------------------------------------------------- ------------------------------------
                             NUMBER OF        % OF TOTAL
                            SECURITIES       OPTIONS/SARS
          NAME              UNDERLYING        GRANTED TO
                           OPTIONS/SARS      EMPLOYEES IN
                              GRANTED        FISCAL YEAR       EXERCISE OR     EXPIRATION        5% ($)            10% ($)
                                                               BASE PRICE        DATE
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------
John A. Blanchard III             185,000            15.04%       $35.9375       1/04/09         $4,181,167       $10,595,897
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------
Lawrence J. Mosner                 80,000             6.50%       $35.9375       1/04/09         $1,808,072        $4,582,010
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------
Thomas W. VanHimbergen             50,000             4.06%       $35.9375       1/04/09         $1,130,045        $2,863,756
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------
Ronald E. Eilers                   30,000             2.44%       $35.9375       1/04/09           $678,027        $1,718,254
                                    1,081              .08%       $39.6875      12/11/04            $12,994           $29,071
                                    4,535              .37%       $39.6875       2/09/06            $68,246          $157,468
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------
Debra A. Janssen                   15,000             1.22%       $35.6250       1/29/09           $336,066          $851,651
                                   10,000              .81%       $35.8125       5/04/09           $225,223          $570,759
------------------------- ---------------- ----------------- -------------- ------------- ------------------ -----------------


(1) The options shown were granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. The options are exercisable in cumulative installments of 33-1/3 percent on each anniversary of the date of grant, provided that the option holder is then employed by the Company (other than the reload options to acquire 1,081 and 4,535 shares issued to Mr. Eilers, which options became exercisable upon issuance). The vesting of the options is subject to acceleration in the event of the death, disability or approved retirement of the optionee and each option will remain exercisable for a five year period following any such event, although no option may be exercised after the expiration of its originally scheduled term. In addition, the vesting of the options are subject to acceleration in the event of certain defined changes in control of the Company. If the employment of the holder is terminated by the Company without cause, the holder's options will remain exercisable for a five year period following such termination, although no option may be exercised after the expiration of its term. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1998. All of the options shown contain a reload feature. The vesting of the options shown as granted to Mr. VanHimbergen was accelerated in connection with the termination of his employment with the Company. The Company is currently negotiating a separation agreement with Ms. Janssen and has agreed, subject to the execution and delivery of such agreement and to the authorization of the Compensation Committee, to vest her options as of her separation date.

(2) The assumed 5 and 10 percent annual stock price appreciation is shown for illustrative purposes only.

                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                                         AND FISCAL YEAR-END OPTION/SAR VALUES(1)
---------------------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS AT
                                                               FISCAL YEAR END                 FISCAL YEAR END (2))
------------------- --------------------------------- ---------------------------------- ---------------------------------
                    SHARES
NAME                ACQUIRED ON      VALUE REALIZED     EXERCISABLE    UNEXERCISABLE(3)    EXERCISABLE    UNEXERCISABLE(3)
                    EXERCISE
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
John A. Blanchard                 0               $0          260,334           335,666               $0               $0
III
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Lawrence J.                       0               $0          111,334           166,666           $1,125               $0
Mosner
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Thomas W.                         0               $0           47,001            93,999               $0               $0
VanHimbergen
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Ronald E. Eilers              7,500          $74,719           25,184            66,333               $0               $0
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------
Debra A. Janssen                  0               $0            3,334            31,666               $0               $0
------------------- ---------------- ---------------- ---------------- ----------------- ---------------- ----------------


(1) None of the Named Executive Officers held or exercised any SARs in 1999.

(2) The value of unexercised options at December 31, 1999 is determined by multiplying the difference between the exercise prices of the options and the closing price of the Company's Common Stock on the NYSE on December 31, 1999 ($27.4375 per share) by the number of shares underlying the options.

(3) All of the unexercisable options described above will vest and become fully exercisable upon certain changes in control other than the following: Mr. VanHimbergen (16,666 shares at $30.875 per share); and Mr. Eilers 3,000 shares at $30.75 per share). In the event of a change in control of the Company, the vesting of these options will also accelerate under certain circumstance set forth in the Executive Retention Agreements described below between the Company and each of Messrs. VanHimbergen and Eilers. All of the options held by Mr. VanHimbergen vested and became exerciseable in connection with the termination of his employment with the Company. The Company is currently negotiating a Separation Agreement with Ms. Janssen and has agreed, subject to the execution and delivery of such agreement and to the authorization of the Compensation Committee, to vest her options as of her separation date.

JOHN A. BLANCHARD III
    eFunds has entered into an Executive Employment Agreement with Mr. Blanchard related to his expected service as its Chairman and Chief Executive Officer following the Split-off. The term of the agreement begins as of the date of the Split-off and expires on December 31, 2002. Under the agreement, Mr. Blanchard will receive a salary of $680,000, subject to increase at the discretion of the eFunds board. Mr. Blanchard is also eligible to receive annual cash bonuses on the same basis that eFunds pays bonuses to its other executives, with a target bonus equal to his base salary. Mr. Blanchard is eligible to participate in the eFunds stock incentive plan. eFunds anticipates that he will receive annual stock option grants having a value equal to 200% of his base salary, as determined by the Black-Scholes methods. Mr. Blanchard will receive an option grant twice this size in 2000. In recognition of the termination of Mr. Blanchard's existing Supplemental Retirement Benefits, Mr. Blanchard is also entitled to receive $490,768 from eFunds on or about January 2, 2003. This amount is reflective of the present value on that date of the Supplemental Retirement Benefits Mr. Blanchard would have been entitled to under his supplemental retirement benefit plan if that plan was continued throughout the term of his Executive Employment Agreement. Mr. Blanchard has the option to receive the economic equivalent of this benefit on an annuity basis for 15 years following his retirement.

     If eFunds terminates Mr. Blanchard's employment other than for Cause, or if Mr. Blanchard terminates his employment for Good Reason (as such terms are defined in the Executive Employment Agreement), Mr. Blanchard is entitled to a lump sum payment equal to:

    o the sum of (1) his unpaid base salary due through the date of termination, (2) the product of his most recent annual bonus and the fraction of the year he was employed and (3) any deferred compensation and any accrued vacation pay;

    o an amount equal to the annual base salary that Mr. Blanchard would have earned during the remaining term of the Executive Employment Agreement had his employment not been terminated; and

    o an amount equal to the annual bonus that Mr. Blanchard would have earned had he remained continuously employed throughout the employment period and been awarded his annual target bonus amount to the extent this bonus amount has not theretofore been paid.

    In addition, upon any such termination of Mr. Blanchard's employment, Mr. Blanchard will be entitled to participate in all of the eFunds benefits plans, including medical, disability, life and other health insurance benefits and to certain out-placement services. All unvested options granted to Mr. Blanchard will immediately vest and remain exercisable for a five year period or their remaining term and all other restricted shares and restricted stock units held by Mr. Blanchard under the stock incentive plan will vest and be converted into shares of common stock on the date of any termination other than for cause or for good reason. Mr. Blanchard would also be entitled to retain and earn any performance-based awards previously received under the eFunds stock incentive plan as if he had continued in the employ eFunds until the expiration of the relevant performance period. Any options granted to Mr. Blanchard will also vest and remain exercisable for five years following any termination of Mr. Blanchard's employment upon the expiration of his Executive Employment agreement.

    The agreement also provides that if any payment or benefit received or to be received by Mr. Blanchard would be subject to the federal excise tax on "excess parachute payments," eFunds will pay Mr. Blanchard such additional amount as may be necessary so that he realizes, after the payment of the excise tax and any income tax or excise tax on that additional amount, the amount of such compensation.

    Mr. Blanchard and the Company have also entered into an agreement pursuant to which the Executive Retention Agreement described below and his Supplemental Retirement Benefits will be terminated. This agreement will be effective upon the occurrence of the Split-off. Provided that the Split-off is completed, the Company expects to make a lump-sum cash payment of approximately $3.8 million to Mr. Blanchard on January 1, 2001 in satisfaction of its obligations in respect of the Supplemental Retirement Benefits.

RONALD E. EILERS
    In the event Mr. Eiler's employment should be terminated on or before July 31, 2001 because of a reorganization of the Company that results in the elimination or material reduction of Mr. Eiler's job responsibilities, Mr. Eilers' is entitled to receive a severance package consisting of one year's base salary and an additional six months of income continuation. As part of this income continuation, the Company would continue to make payments to Mr. Eilers in an amount equal to the difference between his base salary and any lesser salary received by Mr. Eilers from a subsequent employer.

DEBRA A. JANSSEN
      Ms. Janssen had entered into a letter agreement with eFunds which entitled her to receive one year's base salary plus a second year of income continuation if her employment is terminated for reasons other than willful misconduct, gross negligence or unlawful actions towards eFunds or others involved with its business. As part of this income continuation, eFunds would continue to make payments to Ms. Janssen in an amount equal to the difference between her base salary and any lesser salary received by her from a subsequent employer. Ms. Janssen resigned on June 1, 2000 and no amounts were paid to her pursuant to this Agreement.

EXECUTIVE RETENTION AGREEMENTS
    On January 9, 1998, the Company entered into Executive Retention Agreements (the "Retention Agreements") with each of Messrs. Blanchard, Mosner, VanHimbergen and Eilers (collectively, the "Executives"). The Retention Agreements are intended to ensure that the Company will receive the continued dedication and service of the Executives notwithstanding the possibility or occurrence of a change in control of the Company and to encourage the full support and participation of the Executives in formulating and implementing the Company's strategic objectives. The Retention Agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes of control and other significant business combinations including the Company by providing the Executives with assurances regarding their compensation and benefits expectations under such circumstances.

    Under the Retention Agreements, each of the Executives agrees to remain in the employ of the Company, and the Company agreed to continue to employ each Executive, until the third anniversary following any "business combination" involving or "change in control" of the Company (as such terms are defined in the Retention Agreements). During such three-year period (the "Employment Period"), each Executive is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the Executive during the 180 day period prior to the date (the "Effective Date") of the business combination or change in control (collectively, a "Business Combination") and the base salary of an Executive may not be reduced below that earned by the Executive during the twelve month period preceding the Effective Date. In determining any increase in an Executive's base salary during the Employment Period, the Executive is to be treated in a manner consistent with other peer executives. The Executives are also entitled to receive annual incentive payments during the Employment Period on the same objective basis as other peer executives (although in no event may an Executive's annual target bonus opportunity be less favorable to the Executive than that provided by the Company in the last fiscal year prior to the Effective Date and if the bonuses payable to other peer executives during the Employment Period are not wholly based on objective criteria, the Executive's annual incentive payment must be at least equal to an amount determined with reference to Executive's average annual incentive payments for certain periods ending prior to the Effective Date). During the Employment Period, each Executive is also entitled to participate in the Company's stock incentive, performance share, savings, retirement, welfare and fringe benefit plans on the same basis as the Company's other executives and the opportunities for and benefits to the Executives under such plans may not generally be reduced from those provided during the one-year period prior to the Effective Date.

    If, during the Employment Period, the Company terminates an Executive's employment other than for "cause" or "disability" or the Executive terminates his employment for "good reason" (as such terms are defined in the Retention Agreements), the Executive is entitled to a lump sum payment equal to the sum of any unpaid base salary and accrued vacation pay through the date of termination and an amount determined with reference to the Executive's historical incentive awards (the "Highest Annual Bonus") and the portion of the year in which the termination occurs that the Executive was employed by the Company. In addition, the Executive is entitled to receive a lump sum payment equal to three times the sum of the Executive's annual base salary and the Highest Annual Bonus, plus the amount that would have been contributed by the Company or its affiliates to the retirement plans in which the Executive participated prior to his termination in respect of such sum. Certain resignations and terminations in anticipation of expected business combinations and changes in control also constitute qualifying terminations. With respect to Mr. Blanchard, the amount payable in respect of retirement plan contributions is instead based on the actuarial equivalent of the additional aggregate retirement pension Mr. Blanchard would have received if his Supplemental Retirement Benefits had been fully vested at the time of termination and he had been credited with an additional three years of service at a compensation rate determined by reference to his compensation during the 12 month period preceding the date of termination or, if higher, the 12 month period preceding the Effective Date. See "Summary Compensation Table--footnote 4." The Executives are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.

    All unvested options granted to an Executive vest and remain exercisable for a five year period (or, if less, their remaining term) following a qualifying termination and all other restricted shares and restricted stock units held by the Executive under the Stock Incentive Plan vest and are converted into shares of Common Stock on the date of any such termination. In the event the Company is not the surviving corporation in a Business Combination, the Executives are entitled to receive the economic equivalent of the foregoing benefits.

    The Retention Agreements also provide that if any payment or benefit received or to be received by an Executive, whether or not pursuant to his Retention Agreement, would be subject to the federal excise tax on "excess parachute payments," the Company will pay to the Executive such additional amount as may be necessary so that the Executive realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

    Under the Retention Agreements, if an Executive's employment is terminated by the Company without cause or by the Executive with good reason prior to the Effective Date at the request or direction of a person who agrees to engage in a Business Combination with the Company or otherwise in anticipation of or in connection with such a Combination (whether or not such a transaction in fact occurs), the Executive's employment shall be deemed to have been so terminated during the Employment Period and the Executive will become eligible for the benefits described above. Ms. Janssen entered into a Change in Control Agreement, dated May 12, 2000, with eFunds containing payment provisions substantially similar to those described above in the event of a change in control of eFunds. No payments were made under this agreement in connection with the termination of her employment.

    In November 1999, the Retention Agreements with Messrs. Blanchard, Mosner and VanHimbergen were amended to provide, among other things, that the sale or split-off of the Company's non-check printing business would constitute a "business combination" within the meaning of their Retention Agreements which by definition would result in a diminution of their position and authority entitling them to resign for "good reason." A resignation in anticipation of such a transaction (whether or not the transaction actually occurs) also constitutes a qualifying termination.

    Mr. VanHimbergen's resignation in May 2000 constituted a qualifying termination under his Retention Agreement and Mr. VanHimbergen was paid $742,625 under that Agreement in May 2000. In addition, the Company will contribute $1,500,000, plus interest at 8% from May 31, 2000 until the date of contribution, to a deferred compensation account to be established for Mr. VanHimbergen on or before December 31, 2000. If no such account is established on or before such date, the amount that would have been contributed thereto shall instead be paid to Mr. VanHimbergen. All of Mr. VanHimbergen's options (141,000 shares) vested and became exerciseable on May 31, 2000 and will remain exerciseable for five years following such date. In addition, 9,307 restricted stock units granted to Mr. VanHimbergen in lieu of cash incentive compensation under the Company's 1996 Annual Incentive Plan vested and were converted into shares of common stock on his termination date. If Mr. VanHimbergen becomes subject to any federal excise taxes on "excess parachute payments" by reason of the payments and benefits received or to be received by him, the Company will make an additional payment to him so that he realizes, after the payment of such tax and any income or excise taxes on such additional payment, the payment amount described above. The Company does not believe, however, that any such excise taxes will be owed by Mr. VanHimbergen.

    Mr. Blanchard has agreed that his right to payments under his Retention Agreement will be terminated if the Split-off occurs. The Company and Mr. Eilers have agreed that his Retention Agreement has been terminated. The Company has reached an agreement in principle to pay Mr. Mosner the $2.9 million accrued under his Retention Agreement in December 2002 (plus interest thereon at 8% per annum from April 2000). Payment of this amount is expected to be contingent upon Mr. Mosner remaining in the employ of the Company through December 31, 2002, unless his employment shall be terminated earlier due to his death, disability or by the Company without cause.

    The foregoing summary is qualified in its entirety by reference to the complete text of the Retention Agreements and the amendments thereto, copies of which were filed as Exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

CHANGE IN CONTROL

In addition to the change of control features applicable to some of the equity-based awards described elsewhere in this Proxy Statement, in January 1998 the Company adopted a new form of stock option agreement. Under this new form of agreement the three-year vesting schedule of the options granted to Officers of the Company is subject to acceleration upon certain defined changes in control of the Company. Each of Messrs. Blanchard (185,000 shares), Mosner (80,000 shares), VanHimbergen (50,000 shares) and Eilers (35,616 shares) and Ms. Janssen (25,000 shares) received options in 1999 containing this feature.


----------------------------------------------------------------------------------------------------------------------
                                             TOTAL SHAREHOLDERS RETURN*
                                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                               (DIVIDENDS REINVESTED)
                                          DELUXE CORPORATION, S&P 500 INDEX
                                          AND S&P PUBLISHING INDUSTRY GROUP

----------------------------------------------------------------------------------------------------------------------
                                            1994         1995         1996         1997         1998         1999
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
DELUXE                                        100.00       115.56       136.25       150.07       166.37       130.71
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P 500 STOCK INDEX                           100.00       137.58       169.17       225.60       290.08       351.12
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
S&P PUBLISHING                                100.00       124.13       137.41       138.63       146.35       147.05
INDUSTRY GROUP
(15 companies, excluding the Company)
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------


                            TOTAL SHAREHOLDER RETURN*

                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                             (DIVIDENDS REINVESTED)

                                    [GRAPH]

* Assumes $100 invested on December 31, 1994 in Deluxe Common Stock, the S&P 500 Stock Index and the S&P Publishing Industry Group. The S&P Publishing Industry Group is a published industry or line-of-business index prepared independently by Standard & Poor's and is weighted on the basis of stock market capitalization. The Publishing Industry Group contains other companies engaged primarily in the printing business, including the Company's largest competitor in the check printing business.

MEETINGS AND COMPENSATION OF DIRECTORS

    There were seven meetings of the Board of Directors in 1999.

    The Board of Directors has an Audit Committee, a Compensation Committee and a Committee on Board Affairs. The Audit Committee reviews the Company's audited financial statements with management and significant accounting matters with the Company's outside auditors; receives and evaluates disclosures from the outside auditors relating to their independence; reviews the performance of the outside auditors and recommends the engagement or replacement of those auditors; annually reviews and assesses the adequacy of its charter; takes such other actions as may be required of audit committees under rules promulgated by the Securities and Exchange Commission or the New York Stock Exchange; and is authorized to take such other actions as the Committee determines to be necessary or appropriate relating to the Company's financial management, systems of financial record keeping and financial reporting. During 1999, the Audit Committee was composed of Messrs. Salipante (Chairman), Nachtsheim and Robinson. The Audit Committee held five meetings in 1999.

    From January 1999 until October 28, 1999, the Compensation Committee was composed of Messrs. Aurand (Chairman) and Renier and Ms. Grogan. In October 1999, Mr. Hollis joined the Committee. The Compensation Committee is responsible for, among other things, developing an executive compensation philosophy and related administrative policies; reviewing comparative market data for the CEO and the other Officers and ensuring that the Company's compensation programs are competitive; approving the design of short- and long-term incentive compensation programs for the Officers and the Divisional Executives; establishing performance measurements and compensation awards under the Company's short- and long-term incentive compensation programs for the Officers and Divisional Executives; determining the compensation of the CEO; reviewing and approving the compensation of the Company's other Officers; and administering the Company's equity-based compensation programs. The Compensation Committee held four meetings in 1999. The Committee on Board Affairs consisted of Messrs. Tyabji (Chairman), Renier and Hollis and Ms. Grogan.

    The Committee on Board Affairs, in consultation with the Company's management, identifies prospective nominees for election to the Board and reviews their qualifications. The Committee on Board Affairs also considers matters relating to management succession and reports on such matters to the Board of Directors. The Committee on Board Affairs had one meeting in 1999.

    The Committee on Board Affairs will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail, addressed to the Committee on Board Affairs in care of the Secretary of the Company.

    During 1999, each incumbent Director, attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he or she served.

    Directors who are employees of the Company do not receive compensation for their service on the Board other than their compensation as employees. During 2000, Directors who were not employees of the Company ("Independent Directors") each received a $50,000 annual board retainer, payable quarterly. An additional $12,500 annual committee retainer was paid to the chair of each committee and a $7,500 annual committee retainer was paid to each other member of a committee. Fees are not paid for attendance at meetings. In addition to the foregoing, Independent Directors may receive compensation for the performance of duties assigned by the Board or its Committees that are considered beyond the scope of the ordinary responsibilities of Directors or Committee members.

    In November 1997, the Company adopted the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the "Director Plan"). The purpose of the Director Plan is to provide an opportunity for Independent Directors to increase their ownership of Common Stock and thereby align their interest in the long-term success of the Company with that of the Company's other shareholders. Under the Director Plan, each Independent Director may irrevocably elect to receive, in lieu of cash, shares of Common Stock having a fair market value equal to at least 50% of his or her annual board and committee retainer (collectively, the "Retainer"). The shares of Common Stock receivable pursuant to the Director Plan are issued quarterly or, at the option of the Independent Director, credited to the Director in the form of deferred restricted stock units. These units vest and are converted into shares of Common Stock on the earlier of the tenth anniversary of the February 1st of the year following the year in which the Independent Director ceases to serve on the Company's Board of Directors or such other date as is elected by the Independent Director in his or her deferral election.

    Each restricted stock unit receives dividend equivalent payments equal to the dividend payment on one share of Common Stock. Any restricted stock units issued pursuant to the Director Plan will vest and be converted into shares of Common Stock in connection with certain defined changes in control of the Company. All shares of Common Stock issued pursuant to the Director Plan are issued under the Stock Incentive Plan and must be held by the Independent Director receiving them for a minimum period of six months from the date of issuance.

    Each new Independent Director receives a one-time grant of 1,000 shares of restricted stock under the Stock Incentive Plan as of the date of his or her initial election to the Board of Directors. The restricted stock vests in equal installments on the dates of the Company's regular shareholders' meetings in each of the three years following the date of grant, provided that the Director remains in office immediately following the regular meeting. Restricted stock awards also vest immediately upon an Independent Director's retirement from the Board in accordance with the Company's policy with respect to mandatory retirement.

    In 1997, each Independent Director elected at the 1997 Meeting received a non-qualified option to purchase 1,000 shares of the Company's Common Stock under the Stock Incentive Plan on the date of the 1997 Meeting. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, became fully exercisable six months after the date of grant and will expire on the tenth anniversary of such date. The options also terminate three months following the date upon which a participant ceases to be a Director of the Company. This option program was discontinued in 1998.

    Benefits under the Company's previous Board retirement plan were frozen following the adoption of the Director Plan. As a result, no additional benefits will be accrued for current Directors or be offered to newly elected Directors. Under the current provisions of the Board retirement plan, Independent Directors with at least five years of service as an Independent Director who resign or are not nominated for re-election will receive an annual payment equal to the annual Board retainer in effect on July 1, 1997 ($30,000 per year) for the number of years during which the retiree served on the Board as an Independent Director prior to October 31, 1997. In calculating a Director's eligibility for benefits under this plan, partial years of service are rounded up to the nearest whole number. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree's remaining available for consultation with management and refraining from engaging in any activity in competition with the Company. All of the current Independent Directors (other than Hatim Tyabji) are eligible for benefits under this plan. Allen F. Jacobson, who retired from the Board in January 1999, is entitled to receive benefits under this plan for up to seven years following his retirement and Whitney MacMillan, who retired from the Board in May 1999, will be eligible to receive benefits for up to 10 years following his retirement. Jack Robinson, who has been elected to serve on eFunds' board of directors and is not standing for re-election to the Board at the Meeting, will not be eligible to receive benefits under this plan because he did not serve on the Board for five years. Dr. Renier, who will retire from the Board immediately prior to the Meeting, will be eligible to receive benefits for up to eight years following his retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of four independent Directors, none of whom is or has been an Officer of the Company. The Company has no compensation committee interlocks--that is, no Officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations requires the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure of a Reporting Person to file a required report by the applicable due date during 1999. Based on its review of the reports submitted to it, the Company believes that each Reporting Person timely filed all required reports during this period.

               ITEM 2: APPROVAL OF THE 2000 ANNUAL INCENTIVE PLAN

    Consistent with its responsibility to ensure that executive compensation is aligned with the interests of the Company's shareholders, the Compensation Committee, on January 27, 2000, recommended that the Company continue its current approach towards creating incentive compensation opportunities for the Officers. In accordance with this recommendation, at its meeting held on January 27-28, 2000, the Board of Directors, subject to shareholder approval, adopted the Deluxe Corporation 2000 Annual Incentive Plan (the

"2000 Incentive Plan"). The 2000 Incentive Plan is designed to retain the flexibility afforded the Compensation Committee in selecting objective performance measurements for incentive compensation reflected in the Company's 1996 Annual Incentive Plan (the "1996 Plan"), which is set to expire on December 31, 2000. Adoption of the 2000 Annual Incentive Plan will enable the Compensation Committee to continue to fashion management incentives that are reflective of shareholder interests following the expiration of the 1996 Plan. The Company is seeking shareholder approval of the 2000 Incentive Plan to quality compensation paid with respect to awards made thereunder through December 31, 2003, as "qualified performance-based compensation," as defined in
Section 162(m) of the Code.

OVERVIEW OF THE 2000 INCENTIVE PLAN

    Commencing in 2001, the 2000 Incentive Plan is intended to supersede the 1996 Plan as the primary source of short-term cash incentive compensation for the Officers. Like the 1996 Plan, the 2000 Incentive Plan allows the Committee to base the incentive compensation of the executive officers named in the Company's annual proxy statement or otherwise designated as "Executives" by the Compensation Committee (the "Executives") upon a variety of objective indicators of corporate performance, including, among others, DVA, sales, margins, stock price, earnings per share, profits, earnings, earnings before interest income, interest expense and taxes, return on average capital employed, margins, cumulative total return to stockholders ("TSR") and cash flow. The performance goals may vary between Executives and may be made applicable to the Company as a whole or one or more identifiable business units. Further, the achievements of the Executives may be measured against internal corporate objectives or compared to the corresponding results of preselected peer groups.

    The Compensation Committee intends to continue to associate the incentive compensation of the Executives and other members of senior management with the achievement of objective corporate performance standards. It is expected that the Named Executive Officers will receive cash incentive compensation primarily under the 2000 Incentive Plan. A portion of the incentive compensation of the other Officers may be derived from business unit-based incentive plans.

    The Board of Directors believes that the 2000 Incentive Plan will enable the Compensation Committee to tailor the incentives, and the compensation risks, of the Executives and other participants in such Plan to their specific responsibilities and the overall framework of corporate objectives.

ELIGIBILITY

    Participation in the 2000 Incentive Plan is limited to management and highly compensated employees selected by the Compensation Committee. The purpose of this limitation is to align the financial interests of the persons whose positions of responsibility can most affect the performance of the Company more closely with shareholder interests. Independent Directors are not eligible to participate in the 2000 Incentive Plan. Participants in the 2000 Incentive Plan are designated by the Committee as either "Executives" or "Other Participants." The executive officers of the Company that the Committee reasonably believes will be named in the Company's annual proxy statement must be designated as "Executives," for whom incentive compensation must be based upon the achievement of objective indicators of corporate performance. There were approximately 25 persons employed by the Company and its subsidiaries as of June 1, 2000 who the Compensation Committee believes would currently be eligible to receive awards under the 2000 Incentive Plan.

ADMINISTRATION

    The 2000 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the individuals to whom awards are granted, to set the terms and conditions of such awards and to determine whether and under what conditions the payment of any amounts received under any award shall or may be deferred. The Compensation Committee also has the authority to establish rules for the administration of the 2000 Incentive Plan. Any determinations under and interpretations with respect to the 2000 Incentive Plan are at the sole discretion of the Compensation Committee, whose determination and interpretations are binding on all interested parties. The Compensation Committee may delegate its powers and duties under the 2000 Incentive Plan to one or more officers or a committee of officers; provided, however, that the Compensation Committee may not delegate its power to make determinations regarding officers or directors of the Company who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor delegate any of its powers and duties under the 2000 Incentive Plan in such a manner as would cause such Plan to fail to comply with any of the requirements of Section 162(m) of the Code.

AWARD FORMULA, BUSINESS CRITERIA

    Awards under the 2000 Incentive Plan will be based on individual, pre-established criteria to be set by the

Compensation Committee not later than the 90th day of each annual performance period. For the Other Participants, such criteria are not required to be objective and may include financial and nonfinancial performance goals that are tied to the results achieved by such individual's business unit, the Company as a whole or to such individual's particular area of responsibility. Performance goals for Executives must be objective and must be based solely on one or more of the following criteria: DVA, sales values; margins; volume; cash flow; stock price; market share; sales, earnings per share; profits; earnings before interest expense and taxes; earnings before interest expense, interest income and taxes; earnings before interest expense, taxes and depreciation and/or amortization; earnings before interest expense, interest income, taxes and depreciation and/or amortization; return on equity or costs; return or equity or costs, return on invested or average capital employed; or TSR. These criteria may be linked to the participant's business unit or area of responsibility or the Company as a whole on an annual or other periodic or cumulative basis. The Company's performance may or may not be compared to that of selected peer groups.

    The goal of the 2000 Incentive Plan is to provide total compensation (base salary and annual incentive) commensurate with the Company's financial or other performance. Each Other Participant and Executive (collectively, the "Participants") receives an incentive payment for each year in an amount equal to a dollar amount or a percentage of the Participant's base salary determined by the Compensation Committee (the "Target Award") multiplied by a percentage (the "Award Percentage") that corresponds to each performance factor applicable to and achieved by the Participant during such year. The Award Percentage may be equal to or more or less than 100%, and the Target Award may be equal to or more or less than the Participant's base salary. To assist it in achieving the desired compensation levels, the Compensation Committee has retained the ability, in its sole discretion, to increase or reduce the amount of any incentive payment under the 2000 Incentive Plan; provided, however, that the Compensation Committee may not increase the incentive compensation payable to any Executive for any performance period. Unless otherwise determined by the Compensation Committee, no incentive payments will be made under the 2000 Incentive Plan to any Participant whose employment terminates prior to the last day of a yearly performance period.

INVESTMENT ELECTIONS, DIVIDEND AND VOTING RIGHTS

    Each year, Participants may irrevocably elect, prior to a date specified by the Compensation Committee (which must be not later than the 90th day of a performance period) whether to receive any benefits that may be paid under the 2000 Incentive Plan in cash or in the form of shares of Common Stock, restricted stock units or a combination thereof under the Stock Incentive Plan, whichever is made available by the Compensation Committee to such Participant. Participants may also defer the receipt of any cash incentive payments in accordance with any available deferred compensation plan.

    In consideration of a Participant's electing to receive shares of Common Stock or restricted stock units in lieu of all or part of the cash portion of an incentive award, the amount of the cash foregone will be increased by 25 percent for purposes of determining the number of shares of Common Stock or restricted stock units to be credited to the electing Participant. As authorized by the Compensation Committee, shares of Common Stock or restricted stock units will then be issued based on the fair market value of a share of Common Stock on the date of issuance, as determined in accordance with the terms of the Stock Incentive Plan. Any shares of Common Stock or restricted stock units awarded to a Participant may be subject to such forfeiture rights and transfer restrictions as may be established by the Compensation Committee. The annual award limitations of the Stock Incentive Plan do not apply to awards made under the 2000 Incentive Plan see "Item 3 Approval of the 2000 Stock Incentive Plan".

    The Company anticipates by electing to receive restricted stock units, a Participant will receive cash payments equivalent to the cash dividends declared on a corresponding number of shares of Common Stock until such time as such restricted stock units are forfeited or exchanged for shares of Common Stock.

RESTRICTIONS ON AWARDS AND TRANSFERS

    The maximum amount any Participant can receive under the 2000 Incentive Plan in any plan year is $2.0 million (the maximum amount receivable under the 1996 Plan in any plan year was also $2.0 million). Except as otherwise permitted by the Compensation Committee, no right to any incentive payments under such Plan may be transferred by a Participant other than by will or the laws of descent and distribution, although Participants may, if so determined by the Compensation Committee, designate beneficiaries to receive their payments upon their death or transfer their rights to cash incentive payments to members of their immediate family or a trust for the benefit of such members. Participants electing to receive shares of Common Stock or restricted stock units may not sell, assign, transfer, pledge or otherwise dispose of any such shares or units prior to their vesting date.

FEDERAL TAX CONSEQUENCES

    The following is a summary of the principal federal income tax consequences generally applicable to awards expected to be made under the 2000 Incentive Plan. The amount of any cash received pursuant to such Plan is taxable as ordinary income to a Participant. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, compensation paid under the 2000 Incentive Plan is "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction at the time a Participant recognizes ordinary income from such Plan.

    Participants who receive shares of Common Stock or restricted stock units pursuant to the 2000 Incentive Plan that are not transferable and subject to a substantial risk or forfeiture must, unless a special election is made pursuant to the Code, recognize ordinary income equal to the fair market value of such securities, determined as of the first time such securities become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company expects to be entitled to a corresponding tax deduction. It is not anticipated that there will be any tax consequences to the Company in connection with a subsequent disposition of any securities acquired by a Participant.

    The Compensation Committee may, upon such terms and conditions as it may impose, permit Participants receiving awards to surrender shares of Common Stock (which shares may be either received upon the receipt of the award or previously owned by the Participant) to the Company to satisfy a Participant's federal and state tax obligations.

TERMINATION

    The 2000 Incentive Plan will, subject to shareholder approval, be deemed effective as of January 1, 2001 and will terminate on December 31, 2003. No awards may be made after the termination of the 2000 Incentive Plan, although any right to receive an incentive payment may continue after any termination of such Plan.

AMENDMENT

    The Board of Directors may amend, alter or discontinue the 2000 Incentive Plan at any time; provided, however, that shareholder approval must be obtained for any action that, absent such approval, would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the 2000 Incentive Plan or
(ii) violate the rules or regulations of any securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in such Plan in the manner and to the extent it shall deem desirable to carry the 2000 Incentive Plan into effect. The Compensation Committee may waive any condition or rights of the Company under any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award. Any other amendment or alteration to an outstanding award will require the consent of the holder or beneficiary thereof.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO APPROVE THE DELUXE CORPORATION 2000 INCENTIVE PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for such approval. If the 2000 Incentive Plan is not approved by the shareholders, the Company expects to use a different incentive plan as the framework for its incentive compensation program. Any such alternative plan would not be expected to comply with Section 162(m) of the Code.

                ITEM 3: APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

    OVERVIEW OF THE 2000 STOCK INCENTIVE PLAN

    On December 22, 1993, the Board of Directors, upon the recommendation of the Compensation Committee adopted the Deluxe Corporation Stock Incentive Plan (the "1993 Stock Plan"). The adoption of the 1993 Stock Plan was approved by the shareholders of the Company at the 1994 annual meeting of shareholders. Pursuant to amendments approved by the shareholders of the Company in 1996, a total of 7,000,000 shares were reserved for issuance under the 1993 Stock Plan.

    The 1993 Stock Plan is currently scheduled to expire on December 31, 2000. On January 27, 2000 the Compensation Committee recommended that the Company continue its current approach towards creating equity-based incentive compensation opportunities for the Officers. In accordance with this recommendation, at its meeting held on January 27-28, 2000, the Board of Directors, subject to shareholder approval, adopted the Deluxe Corporation 2000 Stock Incentive Plan (the "2000 Stock Plan"). The 2000 Stock Plan is intended to continue to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, offering such personnel incentives to put forth maximum efforts for the success of the Company's business and affording such personnel an opportunity to acquire a proprietary interest in the Company. The 2000 Stock Plan will act as the umbrella plan under which any shares of Common Stock or restricted stock units issued pursuant to the 2000 Incentive Plan are issued. A copy of the 2000 Stock Plan, is attached as Appendix I, and the following discussion is qualified in its entirety by reference to the full text of such Plan.

    Consistent with its efforts to continue to closely align the compensation of the Officers and employees of the Company with the long-term interests of its shareholders, the Board of Directors and the Compensation Committee expect that equity-based incentive compensation will continue to constitute and important element of the Company's overall compensation mix. To ensure that the Company has sufficient flexibility to effectively implement its compensation objectives in future years, the Board of Directors has determined to adopt the 2000 Stock Plan. Shareholder approval of the 2000 Stock Plan is necessary to quality compensation paid thereunder, as "qualified performance-based compensation," as defined in Section 162(m) of the Code.

ADMINISTRATION

    With the exception of the provisions applicable to Independent Directors, which provisions are discussed below, the 2000 Stock Plan is administered by the Compensation Committee. The Compensation Committee has the authority to (i) select the individuals to whom awards are granted, (ii) determine the types of awards to be granted and the number of shares of Common Stock covered by such awards (or with respect to which payments, rights or other matters are to be calculated), (iii) set the terms and conditions of such awards, (iv) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions related to restricted stock or other awards made under the Plan, (v) determine whether, to what extent and under what circumstances awards made under the 2000 Stock Plan may be exercised in cash, shares of Common Stock, other securities or property or canceled or forfeited and (vi) determine whether the payment of any amounts received under any award shall or may be deferred. The Compensation Committee has the authority to interpret and administer the 2000 Stock Plan and any agreement relating to or award made thereunder and to establish rules for the administration of the Plan. The determinations and interpretations of the Compensation Committee are binding on all interested parties. The Compensation Committee may delegate to one or more Officers, the Committee's powers and duties under the Plan; provided, however, that the Compensation Committee may not delegate any of its powers and duties under the Plan with respect to individuals who are subject to Section 16 of the Exchange Act or in such a manner as would cause the Plan to fail to comply with any of the requirements of
Section 162(m) of the Code.

TERMS OF THE 2000 STOCK PLAN

   The 2000 Stock Plan permits the granting of a variety of different types of awards: stock options; stock appreciation rights ("SARs"); restricted stock and restricted stock units; performance awards; dividend equivalents; and other awards valued in whole or in part by reference to or otherwise based upon the value of the Common Stock ("Other Stock-Based Awards"). Awards may be granted alone, in addition to, in tandem with or in substitution for any other award granted under the 2000 Stock Plan or any other compensation plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, all as the Compensation Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which may be purchased under any Other Stock-Based Award may not be less than the fair market value on the date of the grant of such option, SAR or Award. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Compensation Committee.

   Options may be exercised by payment in full of the exercise price in whole or in part by the tendering of cash, shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price, all as determined by the Compensation Committee.

   The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares of Common Stock over the grant price of the SAR.

   Shares of restricted stock and restricted stock units are subject to such restrictions as the Compensation Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may determine. Restricted stock and restricted stock units may not be transferred by the holder until the restrictions established by the Compensation Committee lapse. Holders of restricted stock units have the right, subject to any terms and conditions imposed by the Compensation Committee, to receive shares of Common Stock at some future date. Upon termination of the holder's employment (as determined under criteria established by the Compensation Committee) during the applicable restriction period, shares of restricted stock and restricted stock units are forfeited, provided that the Compensation Committee may, when it finds that a waiver would be in the best interests of the Company, waive all or part of any remaining restrictions.

   Performance awards provide the holder thereof the right to receive payments based, in whole or in part, upon the achievement of such goals during such performance periods as the Compensation Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock, restricted stock, restricted stock units, other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares of Common Stock or otherwise, as determined by the Compensation Committee) equivalent to the amount of cash dividends paid with respect to a number of shares of Common Stock determined by the Compensation Committee. The Compensation Committee is also authorized to establish the terms and conditions of Other Stock-Based Awards.

RESTRICTIONS ON AWARDS AND TRANSFERS

   The 2000 Stock Plan provides that no person may be granted any award or awards thereunder of more than an aggregate of 400,000 shares in any calendar year.

   No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted other than by will or the laws of descent and distribution, except that, if so determined by the Compensation Committee, a participant may, in the manner established by the Compensation Committee, (i) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant or (ii) transfer any award (other than an incentive stock option) to any member of such participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant's "immediate family." Each award or right under any award shall be exercisable during a participant's lifetime only by the participant, or by a member of such participant's "immediate family" or a trust for the members of such "immediate family" pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any award may be pledged, alienated, attached or otherwise encumbered.

   The aggregate number of shares of Common Stock that may be issued under all awards granted during the period from January 1, 2001 through December 31, 2003 under the 2000 Stock Plan is 3,000,000 (subject to adjustment as described below). No more than 1,000,000 shares may be issued under the Plan in the form of shares of restricted stock or in exchange for restricted stock units or any combination thereof (subject to adjustment as described below). If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2000 Stock Plan. Shares underlying awards that allow the holder to receive or purchase shares will be counted against the aggregate number of shares available under the Plan.

ADJUSTMENTS

   If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Compensation Committee shall, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards and (c) the exercise price with respect to any award.

TERMINATION

   The expiration date of the 2000 Stock Plan is December 31, 2003. No awards may be made under the Plan after that date. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award theretofore granted under the Plan may extend beyond the end of such period.

AMENDMENT

   The Board of Directors may amend, alter or discontinue the 2000 Stock Plan at any time, although shareholder approval must be obtained for any such action that, absent such shareholder approval, would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to awards made under the Plan;
(ii) violate the rules and regulations of the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company or (iii) cause the Company to be unable, under the Code, to grant incentive stock options under the 2000 Stock Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the 2000 Stock Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the 2000 Stock Plan into effect. The Compensation Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively. Neither the Compensation Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the holder thereof, except as otherwise provided in the relevant award agreement or the Plan.

FEDERAL TAX CONSEQUENCES

   The grant of an option or SAR under the 2000 Stock Incentive Plan is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

   With respect to other awards granted under the 2000 Stock Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction in the same amount.

   Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR or when restricted stock units are earned may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

   Under the Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) or other property to the Company to satisfy federal and state tax obligations.

ELIGIBLE EMPLOYEES

    Any employee of the Company and its affiliates selected by the Compensation Committee is eligible to receive an award under the 2000 Stock Plan. It is currently the Compensation Committee's intention to limit eligibility to the key management group, defined by level of job responsibility. There were approximately 25 persons employed by the Company and its subsidiaries as of June 1, 2000 who are eligible as a class to receive awards under the 2000 Stock Plan, if eligibility is limited to the key management group. The amount, type and recipients of awards under the 2000 Stock Plan are not likely to differ materially from those previously made under the 1993 Stock Plan. See "New Benefits Table."

INDEPENDENT DIRECTORS

    If the 2000 Stock Plan is approved by the shareholders of the Company at the Meeting, each Independent Director who is elected to the Board subsequent to December 31, 2000 shall, upon the date of his or her initial election to the Board, receive an award of 1,000 shares of restricted stock. These shares will vest in three equal installments on the dates of the Company's annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company's policy with respect to mandatory retirement of directors, any director is not nominated for election to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director's retirement from the Board. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Each Independent director will be eligible to receive or elect to receive his or her fees for service on the Company's Board of Directors and the committees thereof in shares of Common Stock or restricted stock units and to defer the receipt of any such units. These provisions of the 2000 Stock Plan are identical to the provisions of the Director Plan described under the heading "Meetings and Compensation of Directors."

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO ADOPT THE DELUXE CORPORATION 2000 STOCK INCENTIVE PLAN. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary for the approval of the 2000 Stock Incentive Plan. If the 2000 Stock Incentive Plan is not approved by shareholders, the Company expects to use a different equity incentive plan as the framework for its equity-based incentive compensation program. Any such alternative plan would not be expected to comply with Section 162(m) of the code.

                                NEW PLAN BENEFITS

    The benefits or amounts that will be received by or allocated to the Officers, employees and Directors of the Company if the 2000 Incentive Plan and the 2000 Stock Plan are approved by the shareholders are not presently determinable. The following chart describes the benefits that would have been received by the indicated Participants if the 2000 Incentive Plan had been in effect in 1999 and the 2000 Target Awards and Award Percentages applicable to such individuals were applied to the Company's performance during the fiscal year ended December 31, 1999. The awards shown as payable under the 2000 Stock Incentive Plan are identical to the awards made under the 1993 Stock Incentive Plan to the designated individuals and groups of individuals. The actual awards to be made to the persons shown under the 2000 Incentive Plan and the 2000 Stock Plan will likely be different than the amounts shown.


----------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------
            NAME AND POSITION                   2000 INCENTIVE PLAN                2000 STOCK INCENTIVE PLAN
------------------------------------------- ----------------------------- ---------------------- ---------------------
       NAME AND PRINCIPAL POSITION              DOLLAR VALUE ($) (1)      DOLLAR VALUE (S) (2)     NUMBER OF UNITS
------------------------------------------- ----------------------------- ---------------------- ---------------------
  John A. Blanchard III                     $437,000 - $680,000           $0                     185,000
  President and Chief Executive Officer
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Lawrence J. Mosner                        $381,000 - $594,000           $0                     80,000
  Vice Chairman                                                           $440,000(3)            16,801
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Thomas W. VanHimbergen                    $125,000 - $195,000           $0                     50,000
  Executive Vice President and                                            $243,750(3)            9,307
  Chief Financial Officer
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Ronald E. Eilers                          $161,000 - $251,000           $0                     35,616
  President and Chief Operating Officer
  (Paper Payment Systems)
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Debra A. Janssen                          $156,000 - $242,000           $0                     25,000
  President and Chief                                                     $49,840(3)             1,889
  Operating Officer (eFunds)
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Executive Group                           $1,356,000 - $2,112,000       $0                     405,616
                                                                          $780,440(3)            29,786
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Non-Executive Director Group                           -                $391,761(4)            12,000
------------------------------------------- ----------------------------- ---------------------- ---------------------
  Non-Executive Employee Group              $695,000 - $1,040,500         $0                     145,000
                                                                          $612,558(3) (5)        22,723(5)
------------------------------------------- ----------------------------- ---------------------- ---------------------

(1) The maximum amount shown reflects the application of certain adjustments to the Company's reported financial results for 1999. The minimum amounts shown represent the incentive compensation that would have been payable for 1999 if no adjustments were made to such financial results. The Compensation Committee has the discretion to reduce the incentive compensation payable under the 2000 Incentive Plan by not giving effect to any or all of such adjustments and may, in any event, reduce the amount of incentive compensation payable to any executive officer. As a result of the foregoing and because the Company's results for 2000 cannot now be determined, the amount of incentive compensation, if any, that may ultimately be awarded to any of the indicated persons or groups for 2000 is not determinable at this time. No incentive compensation is to be paid if the Company's performance falls more than 20% below the targeted levels. Awards under the proposed 2000 Incentive plan will be made in cash, although Participants may defer all or a portion of the cash award and elect to receive shares of restricted stock or restricted stock units instead, whichever is made available by the Compensation Committee. The performance parameters for the initial awards in 2001 under the 2000 Incentive Plan have not yet been determined. Certain persons made an election in 1999 to receive all or a portion of their awards under the 1996 Plan in the form of restricted stock units; the amount shown in the table includes adjustments to such awards in accordance with the terms of the 1996 Plan. "Units" are not shown in the portion of the table covering the 2000 Incentive Plan because the number of units issued, if any to these electing persons will vary depending upon the price of the Common Stock on the date of issuance (which would occur in 2001) of the units subject to the award as well as upon the Company's performance relative to the applicable performance targets. The award shown in the table for each of the Participants may be increased or decreased at the direction of the Compensation Committee; provided, however, that the Compensation Committee may not increase the incentive compensation of any Executive.

(2) The dollar value shown is based on the different between the exercise price of the awards indicated ($35.9375 per share, except for options to purchase an aggregate of 5,616 shares granted to Mr. Eilers at $39.6875 per share and options to purchase 15,000 shares and 10,000 shares granted to Ms. Janssen at $35.625 and $35.8125 per share, respectively) and the closing price of the Common Stock on June 5, 2000 ($24.4375), the record date for the Meeting. The closing price of the Common Stock on the NYSE on June 19, 2000 was $25.0625.

(3) Amounts shown reflect the election by the recipient to receive all or a portion of their 1999 incentive compensation in the form of restricted stock units. If an election is made to receive restricted stock units, the amount of cash forgone is increased by 25 percent in determining the number of restricted stock units awarded.

(4) Represents restricted stock units or shares of restricted stock issued pursuant to the Director Plan in lieu of cash retainers to the Independent Directors.

(5) Includes 8,000 shares of restricted stock issued to an Officer in 1999 as a retention incentive.



            ITEM 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2000 and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1964.

    Representatives of Deloitte & Touche are not expected to be present at the Meeting. Although it is not required to do so, the Board of Directors has submitted the selection of Deloitte & Touche as the Company's independent auditors to the shareholders for ratification. Unless a contrary choice is specified, persons named as proxies will vote for the ratification of the selection of Deloitte & Touche. If the selection is not ratified, the Board of Directors will reconsider its selection of Deloitte & Touche. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF ITS SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company. The proxies solicited by the Company will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before the Company printed and mailed these proxy materials.

SHAREHOLDER PROPOSALS

    Any shareholder proposals intended to be presented at the Company's 2001 regular meeting of shareholders must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for that meeting in order to be included in the proxy statement for that meeting. Under the Company's Bylaws, a shareholder proposal not included in the Company's Proxy Statement for its 2001 annual meeting of shareholders is untimely and may not be presented in any manner at the 2001 annual meeting of shareholders unless the shareholder wishing to make such proposal follows certain specific notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this proxy statement a reasonable time before the Company begins to print and mail its proxy materials for the 2001 annual meeting. The Company currently expects to print and mail the proxy materials for its 2001 annual meeting of shareholders on or about March 31, 2001. Accordingly, the Company would consider shareholder proposals received on or before December 1, 2000 to have been received a reasonable time before the date scheduled for printing and mailing its 2001 proxy materials.

                                      By order of the Board of Directors:

                                      John H. LeFevre
June 23, 2000                         Secretary

                                                                      APPENDIX I
                  DELUXE CORPORATION 2000 STOCK INCENTIVE PLAN
                          (AS ADOPTED JANUARY 28, 2000)



SECTION 1. PURPOSE.
  The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company's business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.
  As used in the plan, the following terms shall have the meanings set forth below:

  (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

  (b) "Award" shall mean any option, stock appreciation right, restricted stock, restricted stock unit, performance award, dividend equivalent or other stock-based award granted under the plan.

  (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (e) "Committee" shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit grants and awards made under the plan to satisfy the requirements of Rule 16b-3. Each member of the committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of
Section 162(m) of the Code.

  (f) "Company" shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

  (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the plan.

  (h) "Eligible Person" shall mean a non-employee director and any employee (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person.

  (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

  (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

  (k) "Non-Employee Director" shall have the meaning provided in Section 7.1 of the plan.

  (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the plan that is not intended to be an incentive stock option.

  (m) "Option" shall mean an incentive stock option or a non-qualified stock option and shall be deemed to include any reload option issued under the plan.

  (n) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the plan.

  (o) "Participant" shall mean an eligible person designated to be granted an award under the plan.

  (p) "Performance Award" shall mean any right granted under Section 6(d) of the plan.

  (q) "Person" shall mean any individual, corporation, partnership, association or trust.

  (r) "Plan" shall mean this stock incentive plan, as amended from time to time.

  (s) "Reload Option" means an option issued under Section 6(a) to purchase a number of shares equal to the number of shares delivered by an option holder (or such lesser number as the committee may determine) in payment of all or any portion of the exercise price of an option previously granted under this plan to such holder, provided that the option term of such option shall not end later than the option term of the option so exercised.

  (t) "Reload Option Feature" means provisions in an option granted under this plan that permit the holder of the option to receive a reload option upon the exercise of the option through the delivery of shares in payment of all or any portion of the exercise price. A reload option feature may be included in any reload option issued under the plan.

  (u) "Restricted Stock" shall mean any share granted under Section 6(c) of the plan.

  (v) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the plan evidencing the right to receive a share (or a cash payment equal to the fair market value of a share) at some future date.

  (w) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

  (x) "Shares" shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to awards pursuant to an adjustment made under Section 4(c) of the plan.

  (y) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the plan.

SECTION 3. ADMINISTRATION.

  (a) POWER AND AUTHORITY OF THE COMMITTEE. The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each award; (iv) determine the terms and conditions of any award or award agreement;
(v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock or other awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and (x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

  (b) DELEGATION. The committee may delegate its powers and duties under the plan to one or more officers of the company or an affiliate or a committee of such officers, subject to such terms, conditions and limitations as the committee may establish in its sole discretion; provided, however, that the committee shall not delegate its powers and duties under the plan (i) with regard to officers or directors of the Company or any affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the effect of such delegation would make the exemption under Rule 16b-3 unavailable or (ii) in such a manner as would cause the plan not to comply with the requirements of
Section 162(m) of the Code.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

  (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c), the number of shares available for granting awards under the plan shall be 3,000,000. Shares to be issued under the plan may be either shares reacquired or authorized but unissued shares. If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan. Shares delivered in payment of the option exercise price of an option containing a reload option feature shall again be available for granting awards under the plan (other than incentive stock options) to the extent that the number of shares so delivered are made subject to an option granted pursuant to the said reload option feature. Shares delivered in payment of the option exercise price of an option not containing a reload option feature shall again be available for granting awards under the plan (other than incentive stock options) to the extent that the number of shares so delivered are made subject to an option granted pursuant to section 6(a)(v).

  (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

  (c) ADJUSTMENTS. In the event that the committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards and (iii) the purchase or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number.

  (d) AWARDS LIMITATION UNDER THE PLAN. No eligible person may be granted any award or awards under the plan (including the Company's performance share plan) of more than 400,000 shares, in the aggregate, in any calendar year. The foregoing limitation shall not include any shares acquired pursuant to the annual incentive plan. Furthermore, no more than 1,000,000 shares, in the aggregate, may be issued under the plan in the form of either restricted stock or restricted stock units or any combination thereof.

SECTION 5. ELIGIBILITY.

  Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any award, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, incentive stock options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6. AWARDS.

  (a) OPTIONS. The committee is hereby authorized to grant options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

       (i) EXERCISE PRICE. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option.

      (ii) OPTION TERM. The term of each option shall be fixed by the committee.

     (iii) TIME AND METHOD OF EXERCISE. The committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

      (iv) RELOAD OPTION FEATURE. The committee may determine, in its discretion, whether to grant an option containing a reload option feature and whether any reload option issued upon the exercise of an option containing a reload option feature may itself contain a reload option feature.

       (v) ISSUANCE OF OPTIONS TO REPLACE SHARES. The committee may determine, in its discretion, whether to grant to a participant who exercises by delivery of shares in payment of all or any portion of the exercise price an option, previously or hereafter granted under the plan, that does not contain a reload option feature, an option to acquire the number of shares so delivered (or such lesser number as the committee may determine), provided that the option term of such option shall not end later than the option term of the option so exercised.

  (b) STOCK APPRECIATION RIGHTS. The committee is hereby authorized to grant stock appreciation rights to participants subject to the terms of the plan and any applicable award agreement. A stock appreciation right granted under the plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of one share on the date of exercise (or, if the committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the stock appreciation right as specified by the committee, which price shall not be less than 100 percent of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the committee. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

  (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The committee is hereby authorized to grant awards of restricted stock and restricted stock units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

       (i) RESTRICTIONS. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto or with respect to a restricted stock unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

      (ii) STOCK CERTIFICATES. Any restricted stock granted under the plan may be evidenced by issuance of a stock certificate or certificates or by the creation of a book entry at the Company's transfer agent. Any such certificate or certificates shall be held by the Company. Such certificate or certificates or book entry shall be registered in the name of the participant and any such certificate or certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. A similar notation shall be made in the records of the transfer agent with respect to any shares evidenced by a book entry. In the case of restricted stock units, no shares shall be issued at the time such awards are granted.

     (iii) FORFEITURE; DELIVERY OF SHARES. Except as otherwise determined by the committee or provided in a plan governed by this Plan, upon termination of employment (as determined under criteria established by the committee) or, in the case of a director, service as a director during the applicable restriction period, all shares of restricted stock and all restricted stock units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive shares, such shares shall be issued and delivered to the holders of the restricted stock units, subject to the provisions of the plan and any applicable award agreement.

  (d) PERFORMANCE AWARDS. The committee is hereby authorized to grant performance awards to participants subject to the terms of the plan and any applicable award agreement. A performance award granted under the plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock and restricted stock units), other securities, other awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Subject to the terms of the plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award shall be determined by the committee.

  (e) DIVIDEND EQUIVALENTS. The committee is hereby authorized to grant to participants dividend equivalents under which such participants shall be entitled to receive payments (in cash, shares, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the plan and any applicable award agreement, such dividend equivalents may have such terms and conditions as the committee shall determine.

  (f) OTHER STOCK-BASED AWARDS. The committee is hereby authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the committee to be consistent with the purpose of the plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the committee shall determine the terms and conditions of such awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), as the committee shall determine, the value of which consideration, as established by the committee, shall not be less than 100 percent of the fair market value of such shares or other securities as of the date such purchase right is granted.

  (g)  GENERAL

        (i)NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

       (ii)AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with, or in substitution for any other award or any award granted under any plan of the Company or any affiliate other than the plan. Awards granted in addition to or in tandem with other awards or in addition to or in tandem with awards granted under any such other plan of the Company or any affiliate, may be granted either at the same time as or at a different time from the grant of such other award or awards.

      (iii)FORMS OF PAYMENTS UNDER AWARDS. Subject to the terms of the plan and of any applicable award agreement, payments or transfers to be made by the Company or an affiliate upon the grant, exercise or payment of an award may be made in such form or forms as the committee shall determine (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

       (iv)LIMITS ON TRANSFER OF AWARDS. No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (y) transfer an award (other than an incentive stock option) to any member of such participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such participant's "immediate family." Each award or right under any award shall be exercisable during the participant's lifetime only by the participant, or by a member of such participant's immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

       (v) TERM OF AWARDS. The term of each award shall be for such period as may be determined by the committee.

       (vi)RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for shares or other securities delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares or other securities covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.

     (vii) ATTESTATION. Where the plan or any applicable award agreement provides for or permits delivery of shares by a participant in payment with respect to any award or grant under this plan or for taxes, such payment may be made constructively through attestation in the discretion of and in accordance with rules established by the committee.

 SECTION 7. AWARDS TO NON-EMPLOYEE DIRECTORS.

   7.1 ELIGIBILITY; ONE-TIME AWARD. If this plan is approved by the shareholders of the Company at the annual meeting of the shareholders in 2000 (the 2000 annual meeting), each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director). who is elected to the board subsequent to December 31, 2000 shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company's policy with respect to mandatory retirement of directors, any director is not nominated for election to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director's retirement from the board. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Such awards shall be subject to Sections 6(c), 9 and 10 of this plan. The authority of the committee under this
Section 7 shall be limited to ministerial and non-discretionary matters.

   7.2 STOCK COMPENSATION. Each non-employee director shall be eligible to receive or elect to receive his or her fees for service on the Company's board of directors and the committees thereof in shares or restricted stock units and to defer the receipt of such units, all as described in the Deluxe Corporation Non-Employee Director Stock and Deferral Plan attached hereto as Annex I and hereby made a part hereof.

   7.3 AMENDMENTS TO SECTION 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the respective rules promulgated under either statute.

SECTION 8. AMENDMENT AND TERMINATION; ADJUSTMENTS.

   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

   (a) AMENDMENTS TO THE PLAN. The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

    (i) would cause Rule 16b-3 to become unavailable with respect to grants and awards made under the plan;

   (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or

  (iii) would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

  The board of directors shall be entitled to delegate to the committee the power to amend such terms of the plan and for such purposes as the board of directors shall from time to time determine.

   (b) WAIVERS. The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

   (c) LIMITATIONS ON AMENDMENTS. Neither the committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise provided herein or in the award agreement.

   (d) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

SECTION 9. INCOME TAX WITHHOLDING.

   In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

SECTION 10. GENERAL PROVISIONS.

   (a) NO RIGHTS TO AWARDS. No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan. The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

   (b) AWARD AGREEMENTS. No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the participant.

   (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

   (d) NO RIGHT TO EMPLOYMENT. The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

   (e) GOVERNING LAW. The validity, construction and effect of the plan or any award, and any rules and regulations relating to the plan or any award, shall be determined in accordance with the laws of the State of Minnesota.

  (f) SEVERABILITY. If any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

   (g) NO TRUST OR FUND CREATED. Neither the plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

   (h) NO FRACTIONAL SHARES. No fractional shares shall be issued or delivered pursuant to the plan or any award, and the committee shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

   (i) HEADINGS. Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

   (j) OTHER BENEFITS. No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

SECTION 11. SECTION 16(B) COMPLIANCE.

   The plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the plan shall be construed in accordance with the requirements of Rule 16b-3. If any plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The board of directors, in its absolute discretion, may bifurcate the plan so as to restrict, limit or condition the use of any provision of the plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the plan with respect to other participants.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

   The plan shall be effective as of January 1, 2001, subject to approval by the shareholders of the Company, either prior to such date or within one year thereafter.

SECTION 13. TERM OF THE PLAN.

   Unless the plan shall have been discontinued or terminated as provided in
Section 8(a), the plan shall terminate on December 31, 2003. No award shall be granted after the termination of the plan, provided that nothing herein shall be construed to limit the issuance of options pursuant to an option containing a reload option feature or the provisions of section 6(a)(v). However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award theretofore granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plan, shall extend beyond the termination of the plan.

ANNEX I

                               DELUXE CORPORATION
                  NON-EMPLOYEE DIRECTOR STOCK AND DEFERRAL PLAN
                                    ("PLAN")


         1. Purpose of the Plan. The purpose of the Deluxe Corporation Non-Employee Director Stock and Deferral Plan (the "Plan") is to provide an opportunity for non-employee members of the Board of Directors (the "Board") of Deluxe Corporation ("Deluxe" or the "Company") to increase their ownership of Deluxe Common Stock, $1.00 par value ("Common Stock"), and thereby align their interest in the long-term success of the Company with that of the other shareholders. This will be accomplished by allowing each participating director to elect voluntarily to receive all or a portion of his or her Retainer (as hereinafter defined) in the form of shares of Common Stock and to allow each of them to defer the receipt of such shares until a later date pursuant to elections made by him or her under this Plan.

         2. Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in this Plan ("Eligible Directors").

         3. Administration. This Plan will be administered by or under the direction of the Secretary of the Company (the "Administrator"). Since the issuance of shares of Common Stock pursuant to this Plan is based on elections made by Eligible Directors, the Administrator's duties under this Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of this Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to this Plan.

         4. Election to Receive Stock and Stock Issuance.

         4.1. Election to Receive Stock in Lieu of Cash. On forms provided by the Company and approved by the Administrator, each Eligible Director may irrevocably elect ("Stock Election") to receive, in lieu of cash, shares of Common Stock having a Fair Market Value, as defined in Section 4.6, equal to 50% or more of the annual cash retainer and all meeting fees (including all committee retainers and meeting fees, the "Retainer") payable to that director for services rendered as a director. From and after January 1, 2001, all Eligible Directors will be deemed to have made such a Stock Election to receive shares of Common Stock with respect to no less than 50% of such Retainer and shall be deemed to be a participating director under this Plan ("Participating Director") to at least such extent. Except as provided in the preceding sentence, to be effective, any Stock Election must be filed with the Company (the date of such filing being the date of such election) no later than May 31 of each year (or by such other date as the Administrator shall determine) and shall apply only with respect to services as a director provided for the period of July 1 of that year through June 30 of the year following ("Fiscal Year"); provided, however, that an Eligible Director whose initial election to the Board of Directors occurs after May 31, shall have 30 days following such election to make a Stock Election, which shall apply only with respect to services as a director provided following the filing of such Stock Election with the Company during the then current or the ensuing Fiscal Year, as specified in the Stock Election. Following the implementation of the Plan upon the expiration of the existing Deluxe Corporation Non-Employee Director Stock and Deferral Plan, effective as of October 31, 1997, Eligible Directors shall continue to be bound by the Stock Elections previously made by them for the Fiscal

Year ending June 30, 2001 with respect to their services as a director during the period from January 1, 2001through June 30, 2001. In the event that an Eligible Director shall fail to file with the Company the required form for making a Stock Election, such director shall be deemed to have made the same Stock Election that such director made with respect to the then current Fiscal Year, or in the absence of having made such Stock Election, to have elected to receive 50% of his or her Retainer in cash and 50% in Common Stock, and such election will be deemed to have been made on (i) May 31 in any year with respect to the ensuing Fiscal Year as aforesaid and (ii) the thirtieth day following initial election to the Board of new directors with respect to the current Fiscal Year only unless such date is within the period of May 31 through June 30 of that Fiscal Year, in which event the election shall be deemed made for both the current and next following Fiscal Years. Any Stock Election made in accordance with the provisions of this Section 4.1 shall be irrevocable for the period to which such election applies.

         4.2. Issuance of Stock in Lieu of Cash. Shares of Deluxe Common Stock having a Fair Market Value equal to the amount of the Retainer so elected shall
(i) be issued to each Participating Director or (ii) at the Participating Director's election pursuant to Section 4.3, be credited to such director's account (a "Deferred Stock Account"), on March 15, June 15, September 15 and December 15 for the calendar quarter ending on the last day of each such month (each such payment date, a "Payment Date"). The Company shall not issue fractional shares. Whenever, under the terms of this Plan, a fractional share would be required to be issued, the Company will round the number of shares (up or down) to the nearest integer. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer in shares of Common Stock (or Stock Units as defined and provided in Section 4.4), that Participating Director shall receive the balance of the quarterly installment in cash.

         4.3. Manner of Making Deferral Election. A Participating Director may elect to defer payment of the Retainer otherwise payable in shares of Common Stock pursuant to this Plan by filing (the date of such filing being the date of such election), no later than May 31 of each year (or by such other date as the Administrator shall determine) with respect to payments in the ensuing Fiscal Year, an irrevocable election with the Administrator on a form (the "Deferral Election Form") provided by the Administrator for that purpose ("Deferral Election"). Any portion of the Retainer to be paid in cash may not be deferred pursuant to the Plan. The special Stock Election rules set forth in Section 4.1 with respect to new directors and continuing elections under the Plan during 2001 shall also apply to the corresponding Deferral Elections. Failure timely to file a Deferral Election shall conclusively be deemed to mean that no election to defer has been made for the applicable period. The Deferral Election shall be effective for the Retainer payable (i) during the ensuing Fiscal Year with respect to elections made on or before May 31 of each year as aforesaid and (ii) for the portion of the Fiscal Year after the date the Deferral Election is made or the ensuing Fiscal Year as specified in the Deferral Election with respect to Deferral Elections made by new directors. Any Deferral Election made in accordance with the provisions of this Section shall be irrevocable for the period to which such election applies. The Deferral Election form shall specify the amount to be deferred expressed as a percentage of the Participating Director's Retainer.

         4.4. Credits to Deferred Stock Account for Elective Deferrals. On each Payment Date, a Participating Director who has made a then effective Deferral Election shall receive a credit in the form of restricted stock units ("Stock Units") to his or her Deferred Stock Account. Each Stock Unit shall represent the right to receive one share of Common Stock. The number of Stock Units credited to a Participating Director's Deferred Stock Account shall be determined by dividing an amount equal to the Participating Director's Retainer payable on the Payment Date for the current calendar quarter and specified for deferral pursuant to Section 4.3, by the Fair Market Value of a share of Common Stock on such Payment Date. If that computation would result in a fractional Stock Unit being credited to a Participating Director's Deferred Stock Account, the Company will round the number of Stock Units so credited (up or down) to the nearest integer.

         4.5. Dividend Equivalent Payments. Each time a dividend is paid on the Common

Stock, the Participating Director who has a Deferred Stock Account shall receive a dividend equivalent payment on the dividend payment date equal to the amount of the dividend payable on a single share of Common Stock multiplied by the number of Stock Units credited to the Participating Director's Deferred Stock Account on the dividend record date.

         4.6. Fair Market Value. The Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of Common Stock on the New York Stock Exchange ("NYSE") on the relevant date as reported by the WALL STREET JOURNAL, MIDWEST EDITION; provided that if, on such date, the NYSE is not open for business or there are no shares of Common Stock traded on such date, the Fair Market Value of a share of Common Stock shall be equal to the closing price of one share of Common Stock on the first day preceding such date on which the NYSE is open for business and has reported trades in the Common Stock.

         4.7. Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any quarter of a Fiscal Year, he or she will be paid the quarterly installment of the Retainer entirely in cash or Common Stock on the applicable Payment Date in accordance with such Participating Director's then effective Stock Election, notwithstanding that a Deferral Election is on file with the Company. The date of termination of a Participating Director's service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

         5. Shares Available for Issuance. This Plan constitutes part of the Deluxe Corporation 2000 Stock Incentive Plan, as amended from time to time (the "SIP"), and is subject to the terms and conditions of the SIP. Any shares of Common Stock issued under this Plan shall be issued pursuant to the terms and conditions of the SIP, and any such shares so issued shall be subject to the limits set forth in the SIP, including, without limiting the generality of the foregoing, the limits contained in Section 4(a) of the SIP.

         6. Deferral Payment.

         6.1. Deferral Payment Election. At the time of making the Deferral Election and as a part thereof, each Participating Director shall make and file with the Company, a deferral payment election on the Deferral Election Form specifying one of the payment options described in Section 6.2. If a Participating Director fails to make a deferral payment election at the time any Deferral Election is made in accordance with this Plan, the Participating Director shall conclusively be deemed to have elected to receive the Common Stock represented by the Stock Units earned during the period covered by the Deferral Election in a lump sum payment at the time of the Participating Director's termination of service on the Board as provided in Section 6.2. The deferral payment election shall be irrevocable as to all amounts credited to the Participating Director's Deferred Stock Account during the period covered by the relevant Deferral Election.

         6.2. Payment of Deferred Stock Accounts in a Lump Sum. Stock Units credited to a Participating Director's Deferred Stock Account shall be converted to an equal number of shares of Common Stock and issued in full to the Participating Director on the earlier of the tenth anniversary of February 1 of the year following the Participating Director's termination of service on the Board (or the first business day thereafter) or such other date as elected by the Participating Director by making a deferral payment election in accordance with the provisions of Section 6.1. All payments shall be made in whole shares of Common Stock (rounded as necessary to the nearest integer). Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 12), Stock Units credited to a Participating Director's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be converted to an equal number of shares of Common Stock (rounded as necessary to the nearest integer) and issued in full to the Participating Director in whole shares of Common Stock on such date.

         6.3. Payment to Estate. In the event that a Participating Director shall die before full distribution of his or her Deferred Stock Account, any shares that issue therefrom shall be issued to such Director's estate or beneficiaries, as the case may be.

         7. Holding Period. All shares of Common Stock issued under this Plan, including shares that are issued as a result of distributions of a Participating Director's Deferred Stock Account, shall be held by the Participating Director receiving such shares for a minimum period of six months from the date of issuance or such longer period as may be required for compliance with Rule 16b-3, as amended or any successor rule ("Rule 16b-3"), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Administrator may, in his or her discretion, require that shares of Common Stock issued pursuant to this Plan contain a suitable legend restricting trading in such shares during such holding period.

         8. Limitation on Rights of Eligible and Participating Directors.

         8.1. Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Company's Board or its shareholders not to nominate for re-election, elect or remove an Eligible or Participating Director from the Board. Neither this Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company or its Board or shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

         8.2. Non-Exclusivity of the Plan. Nothing contained in this Plan is intended to affect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the power of the Company's officers or Board to modify or adopt compensation arrangements as they or it may from time to time deem necessary or desirable.

         9. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan at any time. The Board may amend this Plan from time to time in such respects as the Board may deem advisable in order that this Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendments to this Plan will be effective without approval of the Company's shareholders, if shareholder approval of the amendment is then required to exempt issuance or crediting of shares of Common Stock or Stock Units from Section 16 of the Exchange Act under Rule 16b-3, or pursuant to the rules of the New York Stock Exchange.

         10. Effective Date and Duration of the Plan. This Plan shall become effective on January 1, 2001and shall continue, unless terminated by action of the Board, until the expiration or termination of the SIP, provided that the expiration or termination of this Plan shall not affect any rights of Participating Directors with respect to their Deferral Accounts which shall continue to be governed by the provisions of this Plan until the final distribution of all Deferral Accounts established under this Plan.

         11. Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to this Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

         12. Change of Control. A "Change of Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  A. Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                  B. During the period from the effective date of this Plan until final distribution to all Participating Directors of their Deferred Stock Accounts, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has acquired securities of the Company or entered into an agreement with the Company to effect a transaction constituting a Change of Control as described in paragraphs (A), (C) or (D) of this Section 12) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  C. The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 40% of the combined voting power of the Company's then outstanding securities; or

                  D. The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                  E. For the purposes of this Section 12, the following terms shall have definitions ascribed herein to them:

                           (i) "Person" shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange.

                           (ii) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 promulgated under the Exchange Act.

                           (iii) "Affiliate" shall mean a company controlled directly or indirectly by the Company, where "control" shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

         13. Miscellaneous.

         13.1 Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any Stock Election or Deferral Election delivered pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

         13.2. Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

REGULAR MEETING OF SHAREHOLDERS

Shareholders are invited to attend Deluxe's regular shareholder meeting. It will be held Friday, August 4, 2000, in the Continental Room at the Holiday Inn -- St. Paul North, 1201 W. County Rd. E, St. Paul, Minn., at 11:00 a.m.


TOLL-FREE SHAREHOLDER INFORMATION LINE

The Company no longer distributes printed quarterly reports because of a lack of timeliness and of increased printing and distribution costs. However, you may dial 1-888-359-6397 (1-888-DLX-NEWS) to listen to the latest quarterly financial results, dividend news, and other information about Deluxe.

Information about Deluxe can also be found on our Web site at http://www.dlx.com.

DIVIDEND DIRECT DEPOSIT

Deluxe Corporation directly deposits dividends into the accounts of its employee shareholders. This service is also available to shareholders who are not employees. It allows shareholders to have their dividends automatically deposited into an account at whatever financial institution they designate. Direct deposit provides convenient, fast access to dividend payments.

For additional information about dividend direct deposit or to change the account to which your dividend is currently being deposited, please contact Norwest Bank Minnesota, N.A. by telephone at (800) 468-9716 or by e-mail at stocktransfer@norwest.com.

[LOGO]  DELUXE CORPORATION
        3680 Victoria Street N.
        Shoreview, MN 55126-2966
        P.O. Box 64235
        St. Paul, MN 55164-0235

                                                                           PROXY
--------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  The undersigned appoints John A. Blanchard III, Lawrence J. Mosner, and John
H. LeFevre as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Deluxe Corporation held of record by the undersigned on June 5, 2000 at the regular meeting of shareholders to be held on August 4, 2000, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE HEREOF AND EACH OF THE LISTED PROPOSALS. ALSO, BY SIGNING THIS PROXY, YOU AUTHORIZE THE ABOVE-NAMED PROXIES TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE COMPANY ANTICIPATES THAT NO OTHER BUSINESS WILL BE CONDUCTED AT THE MEETING.

                                (Continued and to be SIGNED on the reverse side)

                                                            COMPANY #
                                                            CONTROL #

THERE ARE THREE WAYS TO VOTE.


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- IT'S TOLL-FREE. IT'S QUICK, EASY, AND IMMEDIATE. 1-800-240-6326

o Use any touch-tone telephone to grant your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on August 3, 2000.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that is located above.

o  Follow the simple instructions provided by the voice.

VOTE BY INTERNET -- IT'S QUICK, EASY AND IMMEDIATE.  http://www.eproxy.com/dlx

o Use the Internet to grant your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on August 3, 2000.
o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Deluxe Corporation, c/o Shareowner Services(sm), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1. Election of directors 01 John A. Blanchard III 05 Calvin W. Aurand, Jr. [ ] Vote FOR [ ]  Vote WITHHELD
                         02 Lawrence J. Mosner    06 Donald R. Hollis          all nominees  from all nominees
                         03 Barbara B. Grogan     07 Robert C. Salipante       (except as  marked)
                         04 Stephen P. Nachtsheim 08 Ronald E. Eilers


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, WRITE THE        [         ]
NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.

2. Adoption of the Deluxe Corporation 2000 Annual Incentive Plan.
                                                  [ ]For [ ] Against [ ] Abstain

3. Adoption of the Deluxe Corporation 2000 Stock Incentive Plan.
                                                  [ ]For [ ] Against [ ] Abstain

4. Ratification of the selection of Deloitte & Touche as independent auditors.
                                                  [ ]For [ ] Against [ ] Abstain

5. In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting.

 Address Change? Mark Box   [ ]   Indicate changes below:



                                                  Date _________________________


                                                  Signature(s) in Box

                                                  Please  sign   exactly  as
                                                  name  appears at the left.
                                                  When  shares  are  held by
                                                  joint  tenants,  either or
                                                  both   may   sign.    When
                                                  signing    as    attorney,
                                                  executor,   administrator,
                                                  trustee    or    guardian,
                                                  please  give full title as
                                                  such.  If the  shareholder
                                                  is a  corporation,  please
                                                  sign  in  full   corporate
                                                  name by president or other
                                                  authorized officer. If the
                                                  shareholder      is      a
                                                  partnership,  please  sign
                                                  in  partnership   name  by
                                                  authorized person.